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                   DW/UNIVERSAL STUDIOS, INC. MASTER AGREEMENT
                   AMENDED AND RESTATED AS OF OCTOBER 31, 2003

            This agreement was entered into as of June 14, 1995, was amended and restated as of June 20, 2001, and is amended and restated herein as of October 31, 2003 by and between DreamWorks L.L.C. ("DW"), a Delaware limited liability company, with its principal offices at 1000 Flower Street, Glendale, California 91201, Universal Studios, Inc. ("Universal"), a Delaware corporation, with its principal offices at 100 Universal City Plaza, Universal City, California 91608, and Vivendi Universal Entertainment LLLP, a Delaware limited liability limited partnership ("VUE") as assignee of Universal, with its principal offices at 100 Universal City Plaza, Universal City, California 91608.

                              PRELIMINARY STATEMENT

            WHEREAS, DW and MCA, INC. ("MCA") (currently known as Universal), entered into the DW/MCA Master Agreement dated as of June 14, 1995, which by its terms incorporated therein each "Agreement Module" (as defined and set forth below), all as amended, modified or supplemented from time to time in accordance therewith;

            WHEREAS, in June 2001 DW and Universal agreed to amend and restate the Master Agreement and to extend and amend the terms thereof and to make certain amendments to Exhibit A and Exhibit B as defined therein (as so amended and restated, the "2001 Master Agreement");

            WHEREAS, after the 2001 Master Agreement DW and Universal entered into certain other amendments to the Master Agreement and/or to Exhibits A and B thereto, and Universal assigned its rights and obligations thereunder to VUE;

            WHEREAS, effective as of October 31, 2003, DW and Universal have agreed to amend the 2001 Master Agreement, including to extend the term thereof and to make certain amendments to Exhibits A and B;

            WHEREAS, effective as of October 31, 2003, DW has agreed to make certain amendments (the "Class U Amendment") to the Sixth Amended and Restated Limited Liability Agreement of DreamWorks L.L.C. dated as of March 21, 2003 (the "Prior LLC Agreement") (the Prior LLC Agreement as amended by the Class U Amendment is the "LLC Agreement");

            NOW, THEREFORE, DW and Universal hereby agree as follows:

            I. GENERAL

            1. In consideration of the mutual covenants and undertakings contained herein, Universal and DW agree as follows.

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            a.    DW Representations. DW represents as follows: DW has received all required consents to enter into this Master Agreement and the LLC Agreement from (i) its lenders under DW's First Refinancing Credit Facility (as defined in the LLC Agreement); and (ii) its lenders under that DW Funding LLC Film Securitization Facility dated as of October 15, 2002; and
                  (iii) the requisite equity holders whose consent is required under the LLC Agreement. DW further represents that its execution and delivery of, and its performance under this Agreement does not and will not conflict with, or result in the breach of, constitute a default or require a consent under, nor will it result in the termination, cancellation, modification, violation or acceleration (whether after giving notice or the lapse of time or both) of any right or obligation of DW under any material contract, deed, instrument or other agreement.

            b. NBC Consent. Universal represents that it has received the consent of National Broadcasting Company, Inc. ("NBC") to the form and substance of this Master Agreement and the LLC Agreement.

            c. Class U Amendment. On or prior to the Restatement Effective Date (as defined below) the LLC Agreement shall have been executed and delivered by DW, Universal and the other parties thereto and shall have become effective.

            d. Effective Date. The business day after all of the consents listed above have been received and circulated to each of DW and Universal is the "Restatement Effective Date."

            2. Notwithstanding anything to the contrary set forth in this Agreement, Amendment No. 2 to Exhibit B to the Master Agreement ("Amendment No. 2") shall remain in full force and effect and is not amended by this Restated Master Agreement.

            II. TERM; CONTRACT YEAR

            a. The Term of this Master Agreement shall continue until termination of all of the Agreement Modules. The term of each of Exhibit A and Exhibit B is hereby amended to continue to December 31, 2010, unless extended in accordance with the following two sentences, or unless otherwise extended or terminated in accordance with the terms of this Master Agreement. Universal shall have the right, at its sole option, to extend the Term of both of Exhibit A and Exhibit B by written notice to DW delivered on or after January 2, 2010 and prior to February 1, 2010 to (x) December 31, 2011, if Total Fees Payable (as defined below) to Universal are *** or (y) December 31, 2012 if Total Fees Payable after the Restatement Effective Date are ***. In addition, the Terms of each of Exhibit A and Exhibit B shall automatically be extended on any otherwise scheduled expiration date for a three-month period from such scheduled expiration date if, on any scheduled expiration date, all of the Preferred

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                  shall not have been redeemed in cash, and all accrued and
                  unpaid cash and non-cash distributions thereon not paid in cash in accordance with Section 8.01 of the LLC Agreement; provided, that from and after September 30, 2008 the period of such extensions shall be as set forth in Section 8.01(a)(vi)(y)(B) of the LLC Agreement. "Total Fees Payable" shall mean the sum of (i) Aggregate Fees paid to Universal and its Affiliates during the period from November 1, 2003 through December 31, 2009, (ii) Aggregate Fees accrued but not yet paid to Universal and its Affiliates during the period from November 1, 2003 through December 31, 2009, and (iii) as an estimate of Aggregate Fees expected to be paid or become payable to Universal and its Affiliates during the period from January 1, 2010 to December 31, 2010, the lesser of (A) Aggregate Fees used in the calculation of the Pipeline Estimate and the Animation Pipeline Estimate for such period and (B) *** times the Aggregate Fees paid to Universal and its Affiliates during the period from December 31, 2008 to December 31, 2009. For purposes of clarification, under this Agreement, (i) if the Preferred shall be converted or exchanged into a debt instrument, the "redemption" amounts and "distributions" required to be paid shall be deemed to mean the principal and interest of such debt instrument, and (ii) in any instance in which Universal has the right to terminate Exhibit A or Exhibit B but the term of that agreement extends automatically (notwithstanding a termination notice) because DW is required to redeem the Preferred together with all accrued and unpaid cash and non-cash distributions and has failed to do so, Universal (but not DW) can voluntarily waive the benefits of such provision and terminate the applicable agreement notwithstanding the failure to redeem (see, e.g., Paragraph XII.3.e.).

            b. Effective as of January 1, 2004, the "contract year" as defined under each of Exhibit A and Exhibit B shall be revised to be the calendar year, and a new contract year shall commence on January 1, 2004 for purposes of both Exhibit A and Exhibit B.

            III. DEFINITIONS

Capitalized terms used in this Master Agreement but not referenced below or otherwise defined herein shall have the meanings assigned thereto in the Agreement Modules. For convenience, Schedule III attached hereto contains a table of defined terms.

            1. AFFILIATE: "Affiliate" (collectively "Affiliates") of any specified Person shall refer to any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

            2. AGREEMENT: "Agreement" shall refer collectively to the "Master Agreement" and all of the "Agreement Modules."

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            3. AGREEMENT MODULE: "Agreement Module" shall refer to each of
Exhibits A, B, C and D of the DW/MCA Master Agreement, as amended, modified or supplemented from time to time in accordance therewith.

            4. MASTER AGREEMENT: "Master Agreement" shall refer solely to this amended and restated DW/Universal Studios, Inc. Master Agreement without consideration of the Agreement Modules attached hereto.

            5. PARTIES: "Parties" (individually "Party") shall refer to Universal and DW.

            6. PAYMENT DEFAULT: A failure by DW to pay any Advance Amount, Animation Advance Amount, Additional Amount, Animation Additional Amount, DW Adjustment, or redemption or distribution amount payable under the LLC Agreement, in each case on the date due.

            7. PERSON: "Person" shall refer to any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity.

            8. PREFERRED: "Preferred" shall refer to all outstanding shares of DW's Class U Preferred Stock.

            9. SUBSCRIPTION AGREEMENT: "Subscription Agreement" shall refer to the Subscription Agreement dated as of April 15, 2001 between DW and Universal pertaining to the purchase by Universal of DW's Class U Preferred Stock, as more specifically set forth therein.

            IV. FOREIGN THEATRICAL MOTION PICTURE DISTRIBUTION

            Exhibit A shall refer to the agreement dated as of June 14, 1995 between DW and Universal City Studios, Inc. ("Distributor"), regarding, among other things, the distribution by Distributor of DW's Pictures within the Territory during the Term (as such capitalized terms are defined in Exhibit A, as amended hereby), as more specifically set forth therein, as amended as of the Restatement Effective Date by this Master Agreement including the terms and conditions attached hereto as Schedule A-TC (which was effective prior to the date of the 2003 amendment and restatement of the Master Agreement and is continued in effect by this amended and restated Master Agreement), which is by this reference incorporated into Exhibit A. Other than as expressly amended in this Master Agreement, Exhibit A (including Schedule A-TC) remains in full force and effect as of the Restatement Effective Date.

            1. All references to "MCA" in Exhibit A shall mean Universal Studios, Inc. and all references to MCA shall be to Universal Studios, Inc. The Parties acknowledge and agree that Universal has assigned its obligations and rights under the Master Agreement to VUE and services under the Master Agreement and Exhibit A may be provided by VUE (or its successor).

            2. Paragraph 10 of Exhibit A is deleted and amended to read in full as follows, and all references in Exhibit A to Paragraph 10 shall mean such Paragraph 10 as amended:

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The introduction to Paragraph 10 shall read: In all events under this Paragraph
10, and notwithstanding any provision of this Agreement to the contrary, no termination of either Exhibit A or Exhibit B shall be effective unless and until
(i) all Advance Amounts, Animation Advance Amounts, Additional Amounts and Animation Additional Amounts have been paid in full, (ii) the Special Termination Fee has been paid in full, and (iii) the Preferred together with all accrued and unpaid cash and non-cash distributions thereon is redeemed and the redemption price has been paid in full in cash in accordance with Section 8.01(a) of the LLC Agreement.

            a.    Termination Without Cause.

                  (i)   [Purposely left blank]

                  (ii) This Exhibit A (and Exhibit B, if DW determines in its sole discretion) may be terminated by DW, in its entirety upon the happening of any of the following circumstances: If UIP "restructures" (i.e., if UIP ceases to be the primary foreign distribution entity for either or both of the UIP Owners); provided, however, that DW shall be entitled to terminate pursuant to this provision on the first anniversary of the date of such "restructuring" (the "UIP Termination Date") provided it provides not less than 15 days written notice of its election to terminate this Exhibit A prior to such UIP Termination Date. DW may terminate prior to the UIP Termination Date if UIP (or Universal) materially changes the manner in which the Pictures are theatrically distributed internationally and this change has or would have a material adverse impact on DW's international theatrical revenues (a "Material International Change"). For the period of time prior to DW's exercise of its rights under this clause (ii), and if DW does not exercise its termination right under this clause (ii), so long as there is not a Material International Change, UIP's (or Universal's) performance shall be deemed consistent with Universal's obligations hereunder, it being acknowledged that DW may nonetheless thereafter choose to exercise its termination right under this subparagraph. Not later than the termination of Exhibit A under this clause (ii), DW shall redeem all of the Preferred in cash, together with all accrued and unpaid cash and non-cash distributions pursuant to
                        Section 8.01(a) of the LLC Agreement. DW may not after notice of its election to terminate Exhibit A and prior to redemption in full of the Preferred enter into any agreement which would have the effect of prohibiting or restricting its redemption of all of the Preferred in cash, together with all accrued and unpaid cash and non-cash distributions.

                  (iii) DW shall have the right to terminate this Exhibit A
                        and/or Exhibit B (but not Exhibit C and/or Exhibit D), as DW determines in its sole discretion, subject to the further provisions of this provision

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                        on a VUE Change of Control. DW may not exercise its
                        rights under this Paragraph 10.a.(iii) at any time prior to the earlier of October 8, 2004 and the NBC Closing (as defined in the Master Agreement). After the earlier of October 8, 2004 and the NBC Closing, DW may exercise its rights to terminate during the 90 days following the first public announcement after such date of Vivendi Universal S.A.'s (or, if the NBC Closing has occurred, General Electric Company's ("GE")) intention to enter into a definitive agreement with a specific named third party for a transaction that would effect a "VUE Change Of Control" (as hereafter defined) under clauses (A) or
                        (C) of such definition, and (B) at any time during the 90 days following a VUE Change of Control under clause
                        (B) of such definition. In either case, such notice of termination shall be effective as to the Exhibit(s) being terminated 180 days after the receipt of such notice subject to the requirements of the Master Agreement, including without limitation Paragraph VIII.8 thereof, and to Section 8.01(a) of the LLC Agreement. No termination by DW shall be effective under this clause a.(iii) unless and until DW shall have redeemed all of the Preferred together with all accrued and unpaid cash and non-cash distributions thereon, in cash, in accordance with Section 8.01(a) of the LLC Agreement. A "VUE Change of Control" means (A) the acquisition, directly or indirectly, of (i) more than 50% of the voting power or aggregate equity value represented by the issued and outstanding ordinary equity interests (or preferred equity interests carrying voting power or consent rights substantially similar to ordinary equity interests) or (ii) actual managerial control (whether through the appointment, or ability to veto the appointment, of key executive officers or at least a majority of the members of the board of directors or equivalent governing body, or otherwise) of VUE or its motion picture studio division, whether pursuant to merger, consolidation, acquisition, share exchange, issuances of equity securities or otherwise, by any person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), in each case, other than by Vivendi Universal S.A. and/or any of its majority owned subsidiaries or GE and/or any of its majority owned subsidiaries, (B) the filing of a registration statement for an initial public offering of 20% or more of the voting power or aggregate equity value represented by the issued and outstanding ordinary equity interests (or preferred equity interests carrying voting power or consent rights substantially similar to ordinary equity interests) of VUE (or any corporation into which VUE may be reconstituted or the substantial asset of which is equity interests in VUE), as a result of which Vivendi Universal S.A. (and/or its majority owned subsidiaries) or GE (and/or its majority owned

                                       6
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                        subsidiaries) is not expected to retain actual
                        managerial control (whether through the ability to elect at least a majority of the members of the board of directors or equivalent governing body or otherwise) of VUE or its motion picture studio division, or (C) the sale, transfer, contribution or other disposition, directly or indirectly, of (i) all or substantially all of the property, business or assets of VUE or (ii) 50% or more of the property, business or assets of the motion picture studio division of VUE, to any person or group (as defined above) (excluding internal reorganizations and transactions effected to reconstitute VUE as a corporation, so long as the successor assumes the obligations of VUE under the Master Agreement) excluding in each case (y) the NBC Closing, and (z) after the NBC Closing, other sales, transfers, contributions or other dispositions to GE and/or any of its majority owned subsidiaries.

            b.    Termination With Cause.

                  (i) This Exhibit A (and Exhibit B, if DW determines in its sole discretion) may be terminated by either party, only in its entirety, without prejudice to any other rights or remedies available to it, upon the happening of any of the following circumstances, and subject to the Master Agreement and Section 8.01(a) of the LLC
                        Agreement:

                        (1) If the other party shall fail to make any payment when due hereunder, provided that if the parties are in dispute over whether a payment is due, that portion of the payment in dispute shall not be deemed due unless and until the parties mutually agree or five business days after a final binding determination of the issue is made and noticed to the parties (provided that the non-terminating party shall have a period of 30 days, following written notice thereof, to cure) and provided further that an election to terminate under this subparagraph b.(i)(1) must be made, if at all, within 90 days of the date the payment was due and not paid; or

                        (2) If the non-terminating party shall make any assignment for the benefit of creditors, file a petition for bankruptcy, be judged bankrupt or become insolvent.

                  (ii) This Exhibit A (and Exhibit B, if DW determines in its sole discretion) may be terminated by DW, only in its entirety without prejudice to any other rights or remedies available to it, upon the happening of any of the following circumstances: If more than 3 times during any 12-month period during the Term or an aggregate of 7 times during any consecutive five-year period commencing

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                        after June 20, 2001 (provided that DW shall have given
                        Universal reasonably prompt (but in no event to exceed 90 days after the date DW knew or reasonably should have known) written notice of each such alleged event and/or non-performance and that UIP shall have failed to cure the same within 5 days, or such shorter period as reasonably required by DW, following DW's written notice thereof to cure) UIP fails to release the Pictures pursuant to plan on dates and for durations for the release of the Pictures and in the theaters approved by DW, subject to customary force majeure events (provided, in the event of a delay caused by a force majeure event, DW shall be permitted to distribute, or cause the distribution of, such Picture(s) as provided in Paragraph 2.c. above if DW reasonably determines that UIP will not be available to release the Pictures as and when required by DW) and provided further that such alleged event or non-performance (y) is attributable primarily to UIP's actions or failures to act and is not directly attributable to any of DW's actions or failures to act, and (z) affects portions of the Territory (not less than two countries) representing in the aggregate not less than 20% of all Territory Receipts for all Pictures distributed by UIP in the preceding year. UIP's failure to meet plan shall not be attributable primarily to its actions or failures to act if DW's plan is broadly inconsistent with past plans for comparable motion pictures, for example, requiring an "art film" to be released on a majority of the screens in a particular country.

                  (iii) Notwithstanding anything in this Exhibit A or the Master
                        Agreement to the contrary, the only events permitting a termination of this Exhibit A for cause shall be those expressly set forth in this Paragraph 10.b.

            c. Other Terminations. This Exhibit A (and Exhibit B, if DW determines in its sole discretion) may be terminated by DW (a) in any country(ies) or Region(s) where the applicable event or nonperformance has occurred (and either entirely in such country[ies] or Region[s]), or (b) only with respect to any Picture(s) affected by such event or non-performance in such country[ies] or Region[s]); and/or (c) in the entire Territory with respect to a Picture(s) materially affected by such event or non-performance, all as the terminating party determines in its sole discretion without prejudice to any other rights or remedies available to it, upon the happening of any of the following circumstances: If more than 3 times during any 12-month period during the Term or an aggregate of 7 times during any consecutive five-year period commencing after June 20, 2001 (provided that DW shall have given Universal reasonably prompt written notice (but in no event to exceed 90 days after the date DW knew or reasonably should have known) of each such alleged event and/or non-

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                  performance and that UIP shall have failed to cure the same within 5 days, or such shorter period as reasonably required by DW, following DW's written notice thereof to cure) UIP fails to release the Pictures pursuant to plan on dates and for durations for the release of the Pictures and in the theaters approved by DW, subject to customary force majeure events (provided, in the event of a delay caused by a force majeure event, DW shall be permitted to distribute, or cause the distribution of, such Picture(s) as provided in Paragraph 2.c. above if DW reasonably determines that UIP will not be available to release the Pictures as and when required by DW) and provided further that such alleged event or non-performance is attributable primarily to UIP's actions or failures to act. Notwithstanding anything to the contrary in the Master Agreement or this Exhibit A, a termination under this clause (c) shall not be deemed a termination for cause of this Exhibit A, Exhibit B or the LLC Agreement. UIP's failure to meet plan shall not be attributable primarily to its actions or failures to act if DW's plan is broadly inconsistent with past plans for comparable motion pictures, for example, requiring an "art film" to be released on a majority of the screens in a particular country.

            d. Upon the effective termination date of this Exhibit A, DW shall have the right (but not the obligation) to order the immediate cessation of any or all distribution of the Pictures and the immediate return of any or all prints and related materials, or, at DW's election, to require Universal to continue distribution (subject to continuation of Distribution Fees on such Picture[s]) of some or all Pictures previously delivered and either in release or ready for release as and for the duration of the initial period (as determined by DW in its absolute discretion) of theatrical distribution, and in those parts of the Territory designated by DW in its absolute discretion (though DW shall not be obligated to deliver any additional Pictures subsequent to termination of this agreement); provided that Universal and UIP shall have the right to honor all then-existing DW-approved contractual commitments in connection with the exercise of rights granted hereunder. Universal will remain obligated to make all accountings and payments set forth herein with respect to motion pictures distributed by it (or UIP). On expiration or other effective termination of the Term, Universal will (subject to Paragraph XII.2 of the Master Agreement and the reasonable approval of Universal's counsel) immediately execute such quitclaims and other documents as DW's counsel deems necessary or advisable to evidence the termination of all Universal's rights with respect to some or all of the Pictures. Any disputes with respect to such quitclaim and other documents shall be resolved as set forth in the Master Agreement. In the event no timely objection is made or such objection is resolved, and Universal fails to execute immediately any document useful or necessary to effectuate the confirmation or implementation of the provisions hereof, DW shall be irrevocably appointed as Universal's

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                  attorney-in-fact for such purpose. It is acknowledged said appointment power is coupled with an interest.

            e. Not later than the effective termination date of the term of this Exhibit A (or of Exhibit B), DW shall make a special termination fee payment to Universal (the "Special Termination Fee"), which shall be due and payable in the event of a termination for any reason (i) prior to October 31, 2007, in the amount of ***, (ii) on and after October 31, 2007 and prior to April 30, 2010, in the amount of *** minus an amount equal to *** times the number of full calendar months that have elapsed since October 31, 2007 (e.g., if either agreement terminated at April 30, 2008 the amount would be ***), and
                  (iii) on and after April 30, 2010, ***. The Parties acknowledge and agree that the Special Termination Fee is reasonable in light of the circumstances at the time it was negotiated and agreed to, has been negotiated and agreed to as part of the Parties' mutual expectation that Universal would continue as DreamWorks' theatrical distributor and home video fulfillment service provider through at least April 30, 2010, and that in light of such expectation, Universal has extended certain terms to DW in the Agreement, including without limitation the Advance reduction in Paragraph VIII.3., and Universal has made or will make certain additional investments in reliance on that expectation. In the event that, for any reason, the term of Exhibit A and Exhibit B or of either of them terminates prior to April 30, 2010, the losses and other adverse consequences to Universal would be considerable and difficult to quantify, Universal's ability to recoup its investments made in expectation of that term would be adversely affected, and the concessions made by Universal in this Agreement would be inequitable. A termination even for the purported breach or other action or inaction of Universal would carry similar consequences, including significant costs and foregone opportunities, the costs of which the parties agree Universal should not bear and which would be difficult to calculate. In all circumstances where either Exhibit A or Exhibit B terminates prior to April 10, 2010, the Special Termination Fee is a bargained for alternative. For purposes of clarity, only one Special Termination Fee in the relevant amount set forth above is due on the termination of Exhibit A and/or Exhibit B prior to April 30, 2010 (e.g., if a Special Termination Fee has been paid pursuant to Exhibit B, no Special Termination Fee shall be payable on the simultaneous or subsequent termination of this Exhibit A). In the event of a breach by Universal which is the basis for a termination of this Exhibit by DW, the payment to Universal pursuant to this Paragraph 10.e shall be without prejudice to DW's right to recover damages from Universal in accordance with this Exhibit A.

            f. The parties acknowledge that if and to the extent DW terminates for cause Universal's services under Paragraph 10.b., Universal shall not be entitled to any Distribution Fees thereafter with respect to any terminated

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                  territory(ies) and/or Pictures (i.e., if DW terminates
                  Universal's services hereunder with respect to a particular territory(ies) and/or Picture(s), Universal's Distribution Fee will be calculated on Receipts attributable to other than such terminated territory(ies) and/or Picture(s)).

            g. At the expiration or effective termination of the Term, DW shall advise UIP to either return or destroy all materials in its possession in connection with the Pictures, as DW shall instruct. Such action shall be at DW's expense in the event of expiration of the Term or termination for cause by Universal, and at Universal's expense in the event of termination for cause by DW.

            3. Paragraph 5.b. of Exhibit A is deleted and amended to read in full as follows, and all references in Exhibit A to Paragraph 5.b. shall mean such Paragraph 5.b. as amended:

            a. AMOUNT PAYABLE TO DW: Subject to Paragraph 5.c.iii. below, Universal shall pay or cause to be paid to DW or, at DW's election, to a DW-related entity, an amount equal to 100% of the aggregate of the Gross Receipts, less the following in the order listed:

            (i) Distribution Fees to be retained by Universal of an amount equal to:

                  (1) *** of 100% of Gross Receipts paid to, or credited against uncontested outstanding sums owed to Universal by, DW until Gross Receipts equal ***;

                  (2) *** of 100% of Gross Receipts paid to, or credited against uncontested outstanding sums owed to Universal by, DW for to DW from the point that Gross Receipts exceed *** until Gross Receipts equal ***;

                  (3) *** of 100% of Gross Receipts paid to, or credited against uncontested outstanding sums owed to Universal by, DW for to DW from the point that Gross Receipts exceed ***;

            (ii) Notwithstanding the foregoing clause b.(i), if a Payment Default (as defined in the Master Agreement) exists, for the period of time commencing 15 days after the date the relevant payment is due to the date such Payment Default is paid in full, each distribution fee percentage then in effect shall be increased by ***. This distribution fee adjustment shall apply separately to each Payment Default (i.e., in the event of two different concurrent Payment Defaults, each distribution fee percentage would increase by ***, provided that the maximum increase hereunder shall be *** and shall decrease on the date the applicable Payment Default is paid in

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the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  full (e.g., if there are two Payment Defaults and one is cured, on the date of such cure one *** distribution fee increase shall terminate).

            (iii) All "Distribution Expenses" (as defined below) accrued by
                  Universal on behalf of DW calculated in accordance with Paragraph 5.d. below, subject to adjustment for Distribution Expenses accrued but not paid, in the same fashion as for UIP Owners.

            4. For purposes of clarity, the Parties agree that the election DW has under Paragraph l.c. of Schedule A-TC of Exhibit A to exclude either Japan or the "German Territory" permits DW to exclude one or the other, but not both concurrently, from the "Territory" as defined in Exhibit A. The Parties hereby amend Paragraph 1.c. of Schedule A-TC to provide that after the first such election, no such election to exclude Japan or the German Territory shall be effective prior to the 180th day after the delivery by DW to Universal of notice of such election (and that no such election shall be effective unless and until the prior election is no longer in effect as to Pictures not previously released for theatrical exhibition on or before the date of termination of the agreement(s) governing the prior election).

            5. A new Paragraph 6 shall be added to Schedule A-TC, prior to the last (unnumbered) paragraph of Schedule A-TC, to read in full as follows:

            6. Staffing. Distributor shall hire or cause UIP to hire two new fully dedicated employees, one as a director level media planner and one as a publicity manager with start dates on or before April 1, 2004 (provided, if such hires are by Distributor, such persons shall have qualifications substantially comparable to what "director level" and "manager" level employees in such positions at UIP would have). UIP shall have the option to designate existing UIP employees for the positions, subject to Distributor's mutual approval. Notwithstanding the foregoing, DW and Distributor will work together prior to April 1, 2004 on an interim staffing plan to be implemented initially for a trial period. If the parties agree on an interim staffing plan subject to a trial period, such interim staffing plan shall be implemented by April 1, 2004. If, however, after the implementation of any such interim plan DW determines that the proposal is not effectively staffing the DW Pictures business, in whole or in part, DW shall notify Distributor in writing of the positions affected and which requirements of the first sentence of this Paragraph 6 shall be instituted. If, 30 days after such notice, the parties have not come to an agreement that the issues have been otherwise resolved, Universal shall be required to implement the staffing contemplated by the first sentence of this Paragraph 6 as expeditiously as is practicable, provided Distributor and UIP shall mutually approve the selection and hiring of the foregoing employees. If Distributor and UIP mutually determine that any of the foregoing employees referenced in this Paragraph 6 are not needed to service DW Pictures, either in whole or in part, such employee capacity can be used by Universal. In addition, commencing April 1, 2005, Universal shall be entitled to review, at the beginning of each quarter, on a rolling 12-month basis, whether the augmented staff levels set forth above are required given the historical and expected DW revenues, it being acknowledged and agreed by the parties that if the Gross Receipts collected by Universal have not increased above 2003 levels, or (if they have risen)

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the Commission. Confidential treatment has been requested with respect to the
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

have reduced to 2003 levels, such employee service levels are not required to be maintained. None of these new employees or staffing changes will change the allocation of duties as between DreamWorks and Universal set forth in this Exhibit A except as expressly set forth above.

            V. HOME VIDEO FULFILLMENT SERVICES

            Exhibit B shall refer to the agreement dated as of June 14, 1995 between DW and Universal City Studios, Inc. (as Fulfillment Services Provider ("FSP")) regarding FSP rendering Fulfillment Services to DW in connection with DW's distribution of Pictures throughout the world during the Term (as such capitalized terms are defined in Exhibit B, as amended hereby), as more specifically set forth therein, as amended as of the Restatement Effective Date by this Master Agreement, Amendment No. 2 and the amended and supplemental terms and conditions attached hereto as Schedule B-TC (which was effective prior to the date of the 2003 amendment and restatement of the Master Agreement and is continued in effect by this amended and restated Master Agreement), which is by this reference incorporated into Exhibit B. Other than as expressly amended in this Master Agreement, Exhibit B (including Schedule B-TC) remains in full force and effect as of the Restatement Effective Date.

            1. All references to "MCA" in Exhibit B shall mean Universal Studios, Inc. and all references to MCA shall be to Universal Studios, Inc. The parties acknowledge and agree that Universal's international fulfillment services shall be provided through Universal Pictures International Ltd. ("UPI"). The Parties acknowledge and agree that Universal has assigned its obligations and rights under the Master Agreement to VUE and services under the Master Agreement and Exhibit B may be provided by VUE (or its successor). The parties also acknowledge and agree (including, without limitation, under Paragraph 7.B(ii)(a) of Exhibit B) that VUE may provide the fulfillment services required to be provided by it under Exhibit B (i) domestically, directly or through any wholly-owned subsidiary of VUE, provided that the subsidiary distributes or provides fulfillment services for VUE's Videograms in the Domestic Territory, and (ii) otherwise through UPI, provided UPI distributes or provides fulfillment services for VUE's Videograms in the Foreign Territory. In each of clauses (i) and (ii) above, "VUE's Videograms" shall mean Videograms of theatrical motion pictures produced and released under the "Universal Studios" label, to the extent distributed by VUE or one of its affiliates (it being acknowledged and agreed that nothing in this Exhibit B requires Universal or any of its affiliates to retain any distribution rights in any territory or any media to any theatrical motion picture), and provided, further, that if more than one VUE entity distributes "Universal Studios" theatrical motion pictures, DW Videograms shall be distributed by the primary VUE distribution entity for "Universal Studios".

            2. The definitions of "Domestic Territory" and the "Foreign Territory" shall be amended to read as set forth in Schedule B-TC. For purposes of clarity, the Parties agree that the election DW has under Paragraph 1.b.iii. of Schedule B-TC of Exhibit B to exclude either Japan or the "German Territory" permits DW to exclude one or the other, but not both concurrently, from the "Foreign Territory" as defined in Exhibit B. The Parties hereby amend Paragraph l.b.iii. of Schedule B-TC to provide that after the first such election, no such election to exclude Japan or the German Territory shall be effective prior to the 180th day after the delivery by DW to Universal of notice of such election (and that no such election shall be effective unless and until the prior election is no longer in effect as to DW Videograms not previously distributed by DW in the applicable territory subject to the agreement(s) governing the prior election).

            3. Paragraph 7 of Exhibit B is deleted and amended to read in full as follows, and all references in Exhibit B to Paragraph 7 shall mean such Paragraph 7 as amended:

The introduction to Paragraph 7 shall read: In all events under this Paragraph 7, and notwithstanding any provision of this Agreement to the contrary, no termination of either Exhibit A or Exhibit B shall be effective unless and until
(i) all Advance Amounts, Animation Advance Amounts, Additional Amounts and Animation Additional Amounts have been paid in full, (ii) the Special Termination Fee has been paid in full, and (iii) the Preferred together with all accrued and unpaid cash and non-cash distributions thereon is redeemed and the redemption price has been paid in full in cash in accordance with Section 8.01(a) of the LLC Agreement.

            a.    Termination Without Cause.

                  (i)   [Purposefully left blank]

                  (ii) DW shall have the right to terminate this Exhibit B and/or Exhibit A (but not Exhibit C and/or Exhibit D), as DW determines in its sole discretion, subject to the further provisions of this provision on a VUE Change of Control. DW may not exercise its rights under this Paragraph 7.a.(ii) at any time prior to the earlier of October 8, 2004 and the NBC Closing (as defined in the Master Agreement). After the earlier of October 8, 2004 and the NBC Closing, DW may exercise its rights to terminate during the 90 days following the first public announcement after such date of Vivendi Universal S.A.'s (or, if the NBC Closing has occurred, General Electric Company's ("GE")) intention to enter into a definitive agreement with a specific named third party for a transaction that would effect a "VUE Change Of Control" (as hereafter defined) under clauses (A) or (C) of such definition, and (B) at any time during the 90 days following a VUE Change of Control under clause (B) of such definition. In either case, such notice of termination shall be effective as to the Exhibit(s) being terminated 180 days after the receipt of such notice subject to the requirements of the Master Agreement, including without limitation Paragraph VIII.8 thereof, and to Section 8.01(a) of the LLC Agreement. No termination by DW shall be effective under this clause a.(ii) unless and until DW shall have redeemed all of the Preferred together with all accrued and unpaid cash and non-cash distributions thereon, in cash, in accordance with Section 8.01(a) of the LLC Agreement. A "VUE Change of Control" means (A) the acquisition, directly or indirectly, of (i) more than 50% of the voting power or aggregate equity value represented by the issued and outstanding ordinary equity interests (or preferred equity interests carrying voting power or consent rights substantially similar to ordinary equity interests) or (ii) actual managerial control (whether through the appointment, or ability to veto the appointment, of key executive officers or at least a majority of the members of the board of directors or equivalent governing body, or otherwise) of VUE or its motion picture studio division, whether pursuant to merger, consolidation, acquisition, share exchange, issuances of equity securities or otherwise, by any person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), in each case, other than by Vivendi Universal S.A. and/or any of its majority owned subsidiaries, or GE and/or any of its majority owned subsidiaries, (B) the filing of a registration statement for an initial public offering of 20% or more of the voting power or aggregate equity value represented by the issued and outstanding ordinary equity interests (or preferred equity interests carrying voting power or consent rights substantially similar to ordinary equity interests) of VUE (or any corporation into which VUE may be reconstituted or the substantial asset of which is equity interests in VUE), as a result of which Vivendi Universal S.A. (and/or its majority owned subsidiaries) or GE (and/or its majority owned subsidiaries) is not expected to retain actual managerial control (whether through the ability to elect at least a majority of the members of the board of directors or equivalent governing body or otherwise) of VUE or its motion picture studio division, or (C) the sale, transfer, contribution or other disposition, directly or indirectly, of (i) all or substantially all of the property, business or assets of VUE or (ii) 50% or more of the property, business or assets of the motion picture studio division of VUE, to any person or group (as defined above) (excluding internal reorganizations and transactions effected to reconstitute VUE as a corporation, so long as the successor assumes the obligations of VUE under the Master Agreement), excluding in each case (y) the NBC Closing, and (z) after the NBC Closing, other sales, transfers, contributions or other dispositions to GE and/or any of its majority owned subsidiaries.

            b.    Termination With Cause.

                  (i) This Exhibit B (and Exhibit A, if DW determines in its sole discretion) may be terminated by the terminating party, solely in its entirety without prejudice to any other rights or remedies available to it, upon the happening of any of the following circumstances, and subject to the Master Agreement and Section 8.01(a) of the LLC Agreement:

                        (1) If the other party shall fail to make any payment when due hereunder, provided that if the parties are in dispute over whether a payment is due, that portion of the payment in dispute shall not be deemed due unless and until the parties mutually agree or five business days after a final binding determination of the issue is made and noticed to the parties (provided that the non-terminating party shall have a period of 30 days, following written notice thereof to cure a breach) and provided further that an election to terminate under this subparagraph b.(i)(1) must be made, if at all within 90 days of the date the payment was due and not paid; or

                        (2) If the non-terminating party shall make any assignment for the benefit of creditors, file a petition for bankruptcy, be judged bankrupt or become insolvent,

                  (ii) This Exhibit B (and Exhibit A, if DW determines in its sole discretion) may be terminated by DW, solely in its entirety, without prejudice to any other rights or remedies available to it, under any of the following circumstances:

                        (1) If Universal ceases to be the distributor in the Domestic Territory for its Videograms and/or if UPI ceases to be the primary distributor of Videograms for Universal in the Foreign Territory; or

                  (iii) If more than 3 times during any 12-month period during the Term or an aggregate of 7 times during any consecutive five year period commencing after June 20, 2001 (provided that DW shall have given Universal reasonably prompt written notice (but in no event to exceed 90 days after the date DW knew or reasonably should have known) of each such alleged breach and/or non-performance and that Universal shall have failed to cure the same within 5 days, or such shorter period as reasonably required by DW, following DW's written notice thereof to cure a breach) Universal fails to release the DW Videograms pursuant to plan on dates and for durations for the release of the DW Videograms approved by DW and with the content and materials provided by DW, except only if and to the extent that any changes are required to be made on an immediate basis (i.e., during which Universal does not have sufficient time to obtain DW's approval) due to censorship requirements and subject to customary force majeure events (provided, in the event of a delay caused by a force majeure event, DW shall be permitted to render fulfillment services, or cause fulfillment services to be rendered, for such DW Videogram(s) as provided in Paragraph 2.C. above if DW reasonably determines that UPI will not be available to release the DW Videograms as and when required by DW) and provided further that such alleged event or non-performance (y) is attributable primarily to UPI's actions or failures to act, and is not directly attributable to any of DW's actions or failures to act and (z) affects portions of either the Domestic Territory representing not less than *** of all Domestic Territory Receipts for all DW Videograms for which Universal provided fulfillment services in the preceding year, or of portions of the Foreign Territory (not less than two countries) representing in the aggregate not less than *** of all Foreign Territory Receipts for all DW Videograms for which UPI provided fulfillment services in the preceding year. UPI's failure to meet plan shall not be attributable primarily to its actions or failures to act if DW's plan is broadly inconsistent with past plans for comparable Videograms, for example, requiring an "art film" to be broadly marketed and placed in a majority of retail video outlets in a particular country.

                  (iv) Notwithstanding anything in this Exhibit B or the Master Agreement to the contrary, the only events permitting a termination of this Exhibit B for cause shall be those expressly set forth in this Paragraph 7.b.

            c.    Other Terminations.

                  (i) This Exhibit B (and Exhibit A, if DW determines in its sole discretion) may be terminated by DW (a) in any country(ies) or Region(s) where the applicable event or nonperformance has occurred (and either entirely in such country[ies] or Region[s]), or (b) only with respect to any DW Videogram(s) affected by such event or non-performance in such country[ies] or Region[s]); and/or (c) in the entire Territory with respect to a DW Videogram(s) materially affected by such event or non-performance, all as the terminating party determines in its sole discretion without prejudice to any other rights or remedies available to it, upon the happening of any of the following circumstances: If more than 3 times during any 12-month period during the Term or an aggregate of 7 times during any consecutive five year period commencing after June 20, 2001 (provided that DW shall have given Universal reasonably prompt written notice (but in no event to exceed 90 days later) of each such alleged breach and/or non-performance and that Universal shall have failed to cure the same within 5 days, or such shorter period as reasonably required by DW, following DW's written notice thereof to cure a breach) Universal fails to release the DW Videograms

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                        pursuant to the plan on dates and for durations for the
                        release of the DW Videograms approved by DW and with the content and materials provided by DW, except only if and to the extent that any changes are required to be made on an immediate basis (i.e., during which Universal does not have sufficient time to obtain DW's approval) due to censorship requirements and subject to customary force majeure events (provided, in the event of a delay caused by a force majeure event, DW shall be permitted to render fulfillment services, or cause fulfillment services to be rendered, for such DW Videogram(s) as provided in Paragraph 2.C. above if DW reasonably determines that UPI will not be available to release the DW Videograms as and when required by DW) and provided further that such alleged event or non-performance is attributable primarily to UPI's actions or failures to act and not directly attributable to DW's actions or failures to act. UPI's failure to meet plan shall not be attributable primarily to its actions or failures to act if DW's plan is broadly inconsistent with past plans for comparable Videograms, for example, requiring an "art film" to be broadly marketed and placed in a majority of retail video outlets in a particular country.

                  (ii) DW may terminate this Exhibit B and/or Exhibit A if DW, in its sole discretion, determines that Universal and/or UPI rendering the fulfillment services will be more expensive with respect to out-of-pocket costs (but not necessarily with respect to Service Fees) to DW than if DW were to render such services itself or through an affiliated entity provided that no such termination shall be effective unless all of the Preferred and all accrued and unpaid cash and non-cash distributions thereon shall have been redeemed in cash in accordance with Section 8.01(a) of the LLC Agreement.

                  (iii) If DW believes that Universal has materially changed the manner in which it renders fulfillment services to DW or substantially alters the manner in which it distributes its Videograms, and that such changes have or reasonably would be expected to have a material adverse impact on DW sales, costs and/or collection of revenues (any such event, a "Material Change"), then the following procedures shall apply. DW shall notify Universal in writing of any such Material Change not later than 60 days after the date on which DW knew or should have known of such Material Change and the nature of the material adverse impact, in sufficient detail and with reasonable support of the nature and extent of the impact. The parties shall promptly meet to discuss a remedy for such impact and Universal shall have 30 days to suggest and begin implementation of a cure therefor. If the parties disagree about whether there has been a Material Change or whether an adequate cure has been suggested and/or effectuated, the matter shall be submitted to expedited binding alternative dispute resolution following the procedures set forth in Paragraph XII.13 of the Master Agreement, but the timeframes for such proceeding shall be compressed so that the dispute resolution is concluded within 45 days. If it is finally determined (including through appeal, if applicable) through the dispute resolution process that (i) there is an impact as the result of a Material Change that reduces DW's net revenues by *** in the territory in question, or by ***, whichever is less, and (ii) that the material adverse impact to DW has not and cannot be remedied, DW may terminate as to the affected country within a territory, region, or if the entire domestic or international territory is affected, then DW may terminate Exhibit B in its entirety and, if it terminates Exhibit B, may also terminate Exhibit A provided that it must make such election(s) within 10 business days of such determination. If it is determined (by mutual agreement of the Parties or through the dispute resolution process) that the material adverse impact can be effectively addressed by a cure Universal can effect, DW shall not have the right to terminate Exhibit B in its entirety (or the right to terminate Exhibit A) under this subparagraph (iii) unless Universal fails promptly to commence and implement such cure within 30 days of the mutual agreement or final determination that through the dispute resolution process provided that DW must make such election within 10 business days of the date on which DW is or should have become aware of such failure. If the General Counsel of Universal agrees in writing that a Material Change has occurred and that Universal cannot or will not cure such Material Change, DW may terminate within 10 business days after receiving such written notice. The Parties have agreed that the changes in Brazil from the CIC joint venture to UPI was not an event that allows for termination of Exhibit B. DW may not after notice of its election to terminate Exhibit B and prior to redemption in full of the Preferred in accordance with Section 8.01(a) of the LLC Agreement enter into any agreement which would have the effect of prohibiting or restricting its redemption of all of the Preferred in cash, together with all accrued and unpaid cash and non-cash distributions.

                  (iv) Notwithstanding anything to the contrary in the Master Agreement or this Exhibit B, a termination under this clause c. shall not be deemed a termination for cause of this Exhibit B, Exhibit A or of the LLC Agreement.

            d.    Termination Effects.

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                  (i)   The parties acknowledge that if and to the extent DW
                        terminates for cause Universal's fulfillment services hereunder, subject to the next paragraph below, Universal shall not be entitled to any Service Fee thereafter with respect to any terminated territory(ies) and/or DW Videograms (i.e., if DW terminates Universal's fulfillment services hereunder with respect to a particular territory(ies) and/or DW Videogram(s), Universal's Service Fee will be calculated solely on Receipts attributable to other than such terminated territory[ies] and/or DW Videogram[s]).

                  (ii) Upon the effective termination or expiration of Universal's right to provide fulfillment services (in whole or in part under this Exhibit B), DW shall have the option, at its sole discretion, to elect to (i) require Universal to continue to render fulfillment services for any or all of the DW Videograms (subject to continuation of Service Fees on such DW Videogram[s]) as and for the duration of the initial period (as determined by DW in its absolute discretion but not to exceed 180 calendar days following such expiration or effective termination date) of Videogram distribution, and during which Universal has committed to render fulfillment services as provided in this Exhibit B and in those parts of the Territory, designated by DW in its absolute discretion, (ii) permit Universal to sell off its then-existing inventory of DW Videograms upon the same terms and conditions as provided herein for a period not to exceed 180 calendar days following the date of expiration or effective termination hereof,
                        (iii) require Universal to return its then-existing inventory of DW Videograms and all related materials to DW (such return to be at DW's cost and expense in the event of expiration, termination without cause by DW or termination for cause by Universal, or at Universal's cost and expense in the event of termination without cause by Universal or termination for cause by DW), (iv) immediately destroy or demagnetize Universal's then-existing inventory of DW Videograms, at Universal's sole cost and expense, in which event Universal shall promptly (but in no event more than 10 business days following destruction or demagnetization) furnish DW with certificates of destruction or proof of demagnetization, as the case may be, or (v) any combination of the above. In addition, Universal shall promptly provide DW with a list of all outstanding orders for the DW Videograms. On expiration or other effective termination of the Term, subject to Paragraph
                        XII.2 of the Master Agreement, Universal will immediately execute such quitclaims and other documents as DW's counsel reasonably deems necessary or advisable to evidence the termination of all Universal's rights with respect to some or all of the DW Videograms. Any disputes with respect thereto shall be resolved as set forth in the Master

                        Agreement. In the event no timely objection is made or such objection is resolved, and if Universal fails to execute immediately any document useful or necessary to effectuate the confirmation or implementation of the provisions hereof, DW shall be irrevocably appointed as Universal's attorney-in-fact for such purpose. It is acknowledged that said appointment power is coupled with an interest.

            e. Not later than the effective termination date of the term of this Exhibit B (or of Exhibit A), DW shall make a special termination fee payment to Universal (the "Special Termination Fee"), which shall be due and payable in the event of a termination for any reason (i) prior to October 31, 2007, in the amount of ***, (ii) on and after October 31, 2007 and prior to April 30, 2010, in the amount of *** minus an amount equal to *** times the number of full calendar months that have elapsed since October 31, 2007 ***, and (iii) on and after April 30, 2010, ***. The Parties acknowledge and agree that the Special Termination Fee is reasonable in light of the circumstances at the time it was negotiated and agreed to, has been negotiated and agreed to as part of the Parties' mutual expectation that Universal would continue as DreamWorks' theatrical distributor and home video fulfillment service provider through at least April 30, 2010, and that in light of such expectation, Universal has extended certain terms to DW in the Agreement, including without limitation the Advance reduction in Paragraph VIII.3., and Universal has made or will make certain additional investments in reliance on that expectation. In the event that, for any reason, the term of Exhibit A and Exhibit B or of either of them terminates prior to April 30, 2010, the losses and other adverse consequences to Universal would be considerable and difficult to quantify, Universal's ability to recoup its investments made in expectation of that term would be adversely affected, and the concessions made by Universal in this Agreement would be inequitable. A termination even for the purported breach or other action or inaction of Universal would carry similar consequences, including significant costs and foregone opportunities, the costs of which the parties agree Universal should not bear and which would be difficult to calculate. In all circumstances where either Exhibit A or Exhibit B terminates prior to April 10, 2010, the Special Termination Fee is a bargained for alternative. For purposes of clarity, only one Special Termination Fee in the relevant amount set forth above is due on the termination of Exhibit A and/or Exhibit B prior to April 30, 2010 (e.g., if a Special Termination Fee has been paid pursuant to Exhibit A, no Special Termination Fee shall be payable on the simultaneous or subsequent termination of this Exhibit B). In the event of a breach by Universal which is the basis for a termination of this Exhibit by DW, the payment to Universal pursuant to this Paragraph 7.e shall be without prejudice to DW's right to recover damages from Universal in accordance with this Exhibit B.

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            4. Clause (ii) in Paragraph 8.A. of Exhibit B is deleted and amended to read in full as follows, and all references to such clause (ii) in Exhibit B shall mean such clause (ii) as amended: "(ii) the services provided by any Subdistributor will be in the aggregate substantially equivalent in quantity, level and priorities to the industry standard for subdistributors providing substantially similar services."

            5. Paragraph 2 of Schedule II of Exhibit B is deleted and amended to read in full as follows, and all references to such Paragraph 2 shall mean such Paragraph 2 as amended:

                  2.    DOMESTIC SERVICE FEES.

                        DW shall pay Universal the following (in the order listed) domestic service fees ("Domestic Service Fee") of an amount equal to:

            a. *** of 100% of Domestic Receipts paid to, or credited against uncontested outstanding sums owed to Universal, by DW in any contract year until Domestic Receipts equal ***;

            b. *** of 100% of Domestic Receipts paid to, or credited against uncontested outstanding sums owed to Universal, by DW in any contract year from the point that Domestic Receipts exceed *** until Domestic Receipts equal ***; and

            c. *** of 100% of Domestic Receipts paid to, or credited against uncontested outstanding sums owed to Universal, by DW in any contract year from the point that Domestic Receipts exceed
                  ***.

            d. In no event shall the Domestic Service Fee be less favorable to DW than the service fees paid to or retained by Universal and/or UPI in connection with Universal's (or UPI's) overall domestic fulfillment services in connection with Videograms produced by any party other than an affiliate of Universal, it being agreed that for the purpose of determining whether Universal and UPI have complied with this "favored nations" assurance, Universal's or UPI's receipt of a service fee plus any other consideration (in any form, e.g. non-monetary consideration such as other rights granted to Universal or UPI at the time) shall be taken into account, so that the determination is an "apples-to-apples" comparison, as much as possible and, in any event, one-picture deals shall be excluded.

            e. Notwithstanding the foregoing, if a Payment Default (as defined in the Master Agreement) exists, for the period of time commencing 15 days after the date the relevant payment is due to the date such Payment Default is paid in full, each Domestic Service Fee percentage then in effect shall be increased by ***. This Domestic Service Fee adjustment shall apply separately to each Payment Default (i.e., in the event of two different Payment Defaults, each Domestic Service Fee percentage would increase by ***) provided that the maximum increase hereunder shall be *** and

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                  shall decrease on the date the applicable Payment Default is paid in full (e.g., if there are two Payment Defaults and one is cured, on the date of such cure one *** distribution fee increase shall terminate).

Paragraph 5 of Schedule II of Exhibit B is deleted and amended to read in full as follows, and all references to such Paragraph 5 shall mean such Paragraph 5 as amended:

                  5.    FOREIGN SERVICE FEES.

                        DW shall pay Universal the following (in the order listed) foreign service fees ("Foreign Service Fee") of an amount equal to:

            a. *** of 100% of Foreign Receipts paid to, or credited against uncontested outstanding sums owed by, DW in any contract year until Foreign Receipts equal ***;

            b. *** of 100% of Foreign Receipts paid to, or credited against uncontested outstanding sums owed by, DW in any contract year from the point that Foreign Receipts exceed *** until Foreign Receipts equal ***; and

            c. *** of 100% of Foreign Receipts paid to, or credited against uncontested outstanding sums owed by, DW in any contract year from the point that Foreign Receipts exceed ***.

            d. In no event shall the Foreign Service Fee be less favorable to DW than the service fees paid to or retained by Universal and/or UPI in connection with Universal's (or UPI's) overall foreign fulfillment services in connection with Videograms produced by any party other than a Universal affiliate, it being agreed that for the purpose of determining whether Universal and UPI have complied with this "favored nations" assurance, Universal's or UPI's receipt of a service fee plus any other consideration (in any form, e.g. non-monetary consideration such as other rights granted to Universal or UPI at the time) shall be taken into account, so that the determination is an "apples-to-apples" comparison, as much as possible and in any event, one-picture deals shall be excluded.

            e. Notwithstanding the foregoing, if a Payment Default exists, for the period of time commencing 15 days after the date the relevant payment is due to the date such Payment Default is paid in full, each Foreign Service Fee percentage then in effect shall be increased by ***. This Foreign Service Fee adjustment shall apply separately to each Payment Default (i.e., in the event of two different Payment Defaults, each Foreign Service Fee percentage would increase by ***) provided that the maximum increase hereunder shall be *** and shall decrease on the date the applicable Payment Default is paid in full (e.g., if there are two Payment Defaults and one is cured, on the date of such cure one *** distribution fee increase shall terminate).

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            6.    Employees.

            a. Paragraph 1.E. of Exhibit FS to Exhibit B to the Master Agreement is deleted and amended to read in full as follows, and all references to such Paragraph 1.E. shall mean such Paragraph 1.E. as amended:

                  E. Staffing - Commitment to adequately staff with dedicated and shared personnel to effectively service the size and scope of DW's Videogram business. Fully dedicated or primarily dedicated staffing shall consist of those positions set forth on Schedule 1.E attached hereto, subject to the remainder of this Paragraph 1.E. and except as mutually agreed otherwise. Notwithstanding the foregoing, Universal and DW agree that domestic Product Development, worldwide Promotions, Publicity/Special Events, Media Buys, and Retail Marketing, and international Research shall be performed by DW. Universal shall remit to DW the amount of *** per year (pro rated for partial years), as a deduction from Universal's expenses, *** on a quarterly basis until March 31, 2004. On and after April 1, 2004, for so long as DW employs persons to fill the two positions identified on Schedule 1.E. as the head of domestic marketing (SVP Marketing/Sales) and the head of domestic sales positions (Sales VP), Universal shall remit to DW the amount of *** per year (pro rated for partial years), and up to *** per year (which shall reflect the actual market rate for such two hires)(pro rated for partial years and which shall be adjusted for inflation on a yearly basis), as a deduction from Universal's expenses, which amounts shall be payable *** per quarter.

                  "Primarily dedicated" employees shall mean employees who shall in any situation where they do not have adequate time for all their duties, place all duties for DW prior to any other duties.

                  Schedule 1.E. contemplates that certain changes in staffing will occur; however, the parties have agreed that certain of such changes will be subject to a "trial period." For each change that is subject to a trial period, the parties have agreed that Universal's proposals of October 2003 regarding headcount and operating structure shall be implemented initially rather than the changes for that position reflected on Schedule 1.E. If, however, after the implementation of the Universal proposal DW determines that the proposal is not effectively staffing the DW Videogram business, in whole or in part, DW shall notify Universal in writing of the positions affected and the portion(s) of Schedule 1.E. to be instituted. If, 30 days after such notice, the parties have not come to an agreement that the issues have been otherwise resolved, Universal shall be required to implement the portions of
                  Schedule 1.E. specified in the notice as expeditiously as is practicable.

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                  If any of the foregoing employees referenced in this Paragraph
                  1.E. are not needed to service DW Videograms, either in whole or in part, such employee capacity can be used by Universal.
                  In addition, commencing April 1, 2005, Universal shall be entitled to review, at the beginning of each quarter, on a rolling 12-month basis, whether the augmented staff levels set forth above (including in Schedule 1.E.) are required given the historical and expected DW revenues, it being acknowledged and agreed by the parties that if Domestic Receipts and Foreign Receipts collected by Universal have not increased above 2003 levels, or (if they have risen) have reduced to 2003 levels, such employee service levels are not required to be maintained, it being understood and agreed that a decrease only in one area (e.g. Domestic Receipts) shall be considered independently from the other area and can result in a decrease in staffing in only that area. None of these new employees or staffing changes will change the allocation of duties as between DW and Universal set forth in this Agreement except as expressly set forth above (including Schedule 1.E.).

            VI.   AMBLIN PROIECTS

            Exhibit C, which is by this reference incorporated herein, shall refer to the agreement dated as of June 14, 1995 between DW and Universal regarding the disposition of certain assets of Amblin' Entertainment and related and miscellaneous issues, as more specifically set forth therein.

            VII.  THEME PARK RIGHTS

            Exhibit D, which is by this reference incorporated herein, shall refer to the letter agreement dated as of July 31, 1995 between DW and Universal regarding the utilization of certain DW projects as the basis for theme park and other attractions, as more specifically set forth therein. Notwithstanding the foregoing or anything in this Master Agreement to the contrary, Paragraph 9 of Exhibit D of the Master Agreement shall govern the assignment of such Exhibit D agreement.

            VIII. ADVANCE

            1.    Additional Definitions.

            "Advance Amount" at any time of determination, shall be equal to the Advance, plus all Universal Adjustments, less all DW Adjustments and less the advance adjustment effected under Paragraph VIII.3, if and when such adjustment occurs.

            "Advance Maximum Amount" shall mean (i) until the NBC Closing, ***, and (ii) on and after the NBC Closing, ***.

            "Aggregate Expenses" shall equal the sum of (x) Distribution Expenses (as defined in Exhibit A) and (y) Service Expenses (as defined in Exhibit B).

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            "Aggregate Fees" shall equal the sum of (x) Distribution Fees (as defined in Exhibit A) and (y) Service Fees (as defined in Exhibit B).

            "Aggregate Receipts" shall equal the sum of (x) Gross Receipts (as defined in Exhibit A) and (y) Service Receipts (as defined in Exhibit B).

            "Animation Advance Amount" at any time of determination, shall be equal to the Initial Animation Advance, plus all Universal Animation Adjustments, less all DW Animation Adjustments.

            "Animated Pictures" shall mean any theatrical motion picture in which a substantial portion of the characters, creatures and environments are created using animation techniques, including those techniques commonly referred to as traditional hand-drawn animation, stop motion animation, claymation, computer-generated animation or a similar or new method of animation now known or hereafter devised; provided, however, that a theatrical motion picture shall not be deemed an Animated Picture solely (i) because parts of its action are created by animation intended to appear as live action, (ii) due to the inclusion of incidental animation, or (iii) because it contains limited amounts of animation presented in conjunction (whether or not in the same frame) with live action (e.g., "Who Framed Roger Rabbit" would not be an Animated Picture).

            "Animation Pipeline Estimate" as of the end of any fiscal quarter shall be equal to a commercially reasonable estimate, based on revenue figures in ultimates, of Aggregate Receipts in the Territory for (i) Sinbad (to the extent Distributor or FSP has been granted rights thereto pursuant to the Agreement) and (ii) for all other Animated Pictures for which Distributor or FSP has been granted rights pursuant to the Agreement (a) which had their initial public release (whether in theatres in the Domestic Territory or the Foreign Territory, on home video or otherwise) prior to the end of such quarter ("Animation Pipeline Released Pictures") and on or after November 1, 2003, and
(b) which are not Animated Pictures ultimates for which are included in the Pipeline Estimate, and (c) that were placed in production or pre-production (using estimates based on breakeven ultimates for such Pictures after capitalized interest and overhead) prior to the end of such quarter (provided that, with respect to any Picture described in clause (c), DW shall (I) be firmly committed to the production of such Picture, without any third party conditions, (II) have approved the preliminary budget and screenplay for such Picture, and (III) have reasonably scheduled such Animated Picture for initial domestic theatrical release within 18 months of the last day of such quarter) less (x) Aggregate Fees which would be retained by Distributor and FSP based on such estimated Aggregate Receipts, (y) estimated Aggregate Expenses attributable to such Animated Pictures and (z) Aggregate Receipts for such Animated Pictures actually paid to DW by Distributor and FSP prior to the end of such quarter. For further clarity, once an Animated Picture has had its initial public release, it shall only be factored in clause (ii)(a) above and shall no longer be factored in clause (ii)(c). DW's independent auditors will certify that the ultimates for Animated Pictures referred to in clause (ii)(a) above and for Sinbad are the same figures used to prepare and review DW's quarterly, and prepare and audit DW's annual, financial statements for the applicable fiscal period.

            "Pipeline Estimate" as of the end of any fiscal quarter shall be equal to a commercially reasonable estimate, based on revenue figures in ultimates, of Aggregate Receipts in the Territory for all Pictures for which Distributor or FSP has been granted rights pursuant to the Agreement (a) which had their initial public release (whether in theatres in the Domestic Territory or the Foreign Territory, on home video or otherwise) prior to the end of such quarter ("Pipeline Released Pictures"), (b) which are Animated Pictures which had their initial public release prior to November 1, 2003 (other than Sinbad), and (c) that were placed in production or pre-production (using estimates based on breakeven ultimates for such Pictures after capitalized interest and overhead) prior to the end of such quarter (provided that, with respect to any Picture described in clause (c), DW shall (i) be firmly committed to the production of such Picture, without any third party conditions, (ii) have scheduled principal photography to commence within eight weeks of such quarter-end, (iii) have binding commitments from the director and two principal cast members for such Picture and (iv) have approved the preliminary budget and screenplay for such Picture) less (x) Aggregate Fees which would be retained by Distributor and FSP based on such estimated Aggregate Receipts, (y) estimated Aggregated Expenses attributable to such Pictures and (z) Aggregate Receipts for such Pictures actually paid to DW by Distributor and FSP prior to the end of such quarter. For further clarity, once a Picture has had its initial public release, it shall only be factored in clause (a) above and shall no longer be factored in clause (c). DW's independent auditors will certify that the ultimates for Pictures referred to in clause (a) above are the same figures used to prepare and review DW's quarterly, and prepare and audit DW's annual, financial statements for the applicable fiscal period.

            "Pipeline Required Amount" shall mean (i) until the NBC Closing, ***, and (ii) on and after the NBC Closing, ***.

            "Termination Date" shall mean the date either or both of Exhibit A or Exhibit B terminates, for any reason, or expires.

            2. Outstanding Advance. Effective as of the Restatement Effective Date, the Advance is in the stated amount of *** (the "Advance").

            3. Advance Adjustment. Effective as of the consummation of the transactions contemplated by the Business Combination Agreement dated as of October 8, 2003 by and among GE, National Broadcasting Holding, Inc., National Broadcasting Company Inc., Vivendi Universal S.A. and Universal Studios Holding III Corp. (the "NBC Closing"), *** of the Advance shall be forgiven and the stated amount of the Advance shall be ***.

            4. Further Advance Adjustments. Not later than 45 days following the end of each of the first three fiscal quarters of DW (commencing with the fiscal quarter ending March 31, 2002) and 90 days following the end of each fiscal year-end of DW (commencing with the fiscal year ending December 31, 2002) (each, an "Estimate Date"), DW shall deliver to Universal a schedule containing DW's good faith estimate of the Pipeline Estimate as of such Estimate Date (the "Periodic Pipeline Schedule" and, collectively the "Pipeline Schedules"), including reasonably detailed supporting documentation for such computation. Within 5 business days following each Estimate Date:

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                  (i)   if the Pipeline Estimate in respect of such Estimate
                        Date is less than the Pipeline Required Amount and less than the Pipeline Estimate in respect of the most recent preceding Estimate Date (or the Initial Estimate Date, in the case of the first Estimate Date), DW shall pay Universal in cash by wire transfer in immediately available funds an amount (a "DW Adjustment") equal to *** of the difference between (x) the lesser of (A) the Pipeline Required Amount and (B) the Pipeline Estimate in respect of the most recent preceding Estimate Date, and (y) the Pipeline Estimate on such Estimate Date; or

                  (ii) if the Pipeline Estimate in respect of such Estimate Date is greater than the Pipeline Estimate in respect of the most recent preceding Estimate Date (or the Initial Estimate Date, in the case of the first Estimate Date) and the Pipeline Estimate in respect of such preceding Estimate Date was less than the Pipeline Required Amount, Universal shall pay DW (a "Universal Adjustment") in cash by wire transfer in immediately available funds an amount equal to *** of the difference between (x) the lesser of (A) the Pipeline Required Amount and (B) the Pipeline Estimate in respect of such Estimate Date and (y) the Pipeline Estimate on the most recent preceding Estimate Date provided in no instance under this Agreement shall Universal be required to have outstanding as an advance to DW more than the Advance Maximum Amount, or to make any payment in respect of a Universal Adjustment if DW is then in default under its bank agreements or there is a Payment Default.

            5. Animation Advance and Adjustments. On the Restatement Effective Date, DW shall deliver to Universal a schedule containing DW's good faith computation of the Animation Pipeline Estimate for the most recently ended fiscal quarter (the "Initial Animation Pipeline Schedule"), including reasonably detailed supporting documentation for such computation. Within five business days following the delivery to Universal of the Initial Animation Pipeline Schedule (the date such payment is made, the "Initial Animation Advance Payment Date"), provided DW is not then in default under its bank agreements and no Payment Default exists, Universal shall advance to DW by wire transfer in immediately available funds an amount (the "First Animation Advance") in cash equal to the lesser of (x) *** and (y) *** of the Animation Pipeline Estimate in the Initial Animation Pipeline Schedule. On the later of the Restatement Effective Date and February 28, 2004, provided DW is not then in default under its bank agreements, no Payment Default exists, and DW has provided an Animation Pipeline Schedule for the fiscal quarter ended December 31, 2003, Universal shall advance to DW by wire transfer in immediately available funds an amount in cash which, together with the First Animation Advance, equals the lesser of (x) *** and (y) *** of the Animation Pipeline Estimate for the fiscal quarter ended December 31, 2003 (such amount, together with the First Animation Advance, the "Initial Animation Advance"). Not later than 45 days following the end of each of the first three fiscal quarters of DW (commencing with the fiscal quarter ending December 31,

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2003 or, if later, the first fiscal quarter ended after the Restatement
Effective Date) and 90 days following the end of each fiscal year-end of DW (commencing with the fiscal year ending December 31, 2003 unless the Restatement Effective Date is after December 31, 2003 in which case commencing with the fiscal year ending December 31, 2004) (each, an "Animation Estimate Date"), DW shall deliver to Universal a schedule containing DW's good faith estimate of the Animation Pipeline Estimate as of such Estimate Date (the "Periodic Animation Pipeline Schedule" and, collectively with the Initial Animation Pipeline Schedule, the "Animation Pipeline Schedules"), including reasonably detailed supporting documentation for such computation. Within 5 business days following each Animation Estimate Date:

                  (i) if the Animation Pipeline Estimate in respect of such Animation Estimate Date is less than *** and less than the Animation Pipeline Estimate in respect of the most recent preceding Animation Estimate Date (or the Initial Animation Estimate Date, in the case of the first Animation Estimate Date), DW shall pay Universal in cash by wire transfer in immediately available funds an amount (a "DW Animation Adjustment") equal to *** of the difference between (x) the lesser of (A) *** and (B) the Animation Pipeline Estimate in respect of the most recent preceding Animation Estimate Date, and (y) the Animation Pipeline Estimate on such Animation Estimate Date; or

                  (ii) if the Animation Pipeline Estimate in respect of such Animation Estimate Date is greater than the Animation Pipeline Estimate in respect of the most recent preceding Animation Estimate Date (or the Initial Animation Estimate Date, in the case of the first Animation Estimate Date) and the Animation Pipeline Estimate in respect of such preceding Animation Estimate Date was less than *** Universal shall pay DW (a "Universal Animation Adjustment") in cash by wire transfer in immediately available funds an amount equal to *** of the difference between (x) the lesser of (A) *** and (B) the Animation Pipeline Estimate in respect of such Animation Estimate Date and (y) the Animation Pipeline Estimate on the most recent preceding Animation Estimate Date provided in no instance under this Agreement shall Universal be required to have outstanding as an Animation Advance to DW more than *** (prior to the later of the Restatement Effective Date and February 28, 2004) or *** (on and after the later of the Restatement Effective Date and February 28, 2004) or to make any payment in respect of a Universal Animation Adjustment if DW is then in default under its bank agreements or there is a Payment Default.

            6.    Dispute Resolutions.

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            a.    If Universal delivers written notice to DW setting forth a description of Universal's objections to any Pipeline Estimate or Animation Pipeline Estimate, and the amount of the adjustment that Universal believes should be made to each item in respect of such objection (an "Objection Notice") no later than ten days following receipt of such Pipeline Estimate or Animation Pipeline Estimate (and associated supporting documentation), the Parties hereto shall follow the resolution procedure described below.

            b. No later than ten days following receipt of an Objection Notice, the Designated Officer of each of DW and Universal shall meet and negotiate in good faith to resolve any items set forth in the Objection Notice. "Designated Officer" shall mean its chief financial officer, in the case of DW and its Chief Financial Officer, in the case of Universal, or such other senior executive of such Party as shall be reasonably acceptable to the other Party.

            c. If the Designated Officers are unable to resolve all the objections set forth in any Objection Notice within ten days, they shall jointly appoint Houlihan Lokey Howard & Zukin (the "Neutral Expert") within three business days after the end of such ten-day period. The Neutral Expert, acting as experts and not as arbitrators, shall review the objections set forth in the Objection Notice which were not resolved pursuant to the procedure in clause (b) above. The Neutral Expert shall determine, based on the requirements set forth in this Agreement and only with respect to objections submitted to the Neutral Expert, whether and to what extent the applicable Pipeline Estimate or Animation Pipeline Estimate requires adjustment. Universal and DW shall each pay 50% of the fees and disbursements of the Neutral Expert in respect of such engagement. Universal and DW shall, and shall cause their representatives to, provide to the Neutral Expert full cooperation. The Neutral Expert's resolution shall be conclusive and binding upon the Parties.

            d. The Pipeline Estimate or Animation Pipeline Estimate, as applicable, for any quarter shall be deemed to reflect any objections thereto resolved pursuant to the foregoing procedure and any necessary adjustment to the amount of the Advance or Animation Advance, as applicable, resulting from such resolution shall be made within 5 days in accordance with the procedures of Paragraphs VIII.4 and VIII.5 above.

            e. Notwithstanding the foregoing, Universal shall not be entitled to deliver an Objection Notice and trigger the procedures described above if any Pipeline Estimate or Animation Pipeline Estimate provided by DW reflects (solely for Pipeline Released Pictures or Animation Pipeline Released Pictures, as applicable) (i) as to the Pipeline Estimate, a Pipeline Estimate greater than or equal to *** prior to the NBC Closing and after

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                  the NBC Closing, a Pipeline Estimate greater than or equal to
                  ***, or (ii) as to the Animation Pipeline Estimate, greater than or equal to ***.

            f. In the event that the NBC Closing does not occur on or before October 8, 2004, DW and Universal acknowledge and agree that they will come to a mutually satisfactory alternative arrangement as to the advance adjustment described in Paragraph VIII.3 above (and corollary changes, e.g., to definitions and other provisions of this Agreement).

            7.    Additional Payment Obligation.

            a. On the last day of each fiscal quarter and on the first Termination Date, through and including the last day of the fiscal quarter in which the Advance and Animation Advance are both repaid in full (each such date, a "Payment Date"), DW shall pay to Universal by wire transfer in immediately available funds an amount in cash equal to (i) the Additional Amount (as defined below) for each date from and including the preceding Payment Date until but excluding such Payment Date, and (ii) the Animation Additional Amount (as defined below) for each date from and including the preceding Payment Date (or if none the Initial Animation Advance Payment Date) until but excluding such Payment Date. In addition, all accrued and unpaid Additional Amounts or Animation Additional Amounts shall accrue (y) until the NBC Closing at a rate of *** per year and (z) on and after such NBC Closing shall accrue at a rate of *** per year. For purposes hereof, (I) the "Additional Amount" means an amount equal to an annualized rate on the Advance Amounts outstanding from time to time of *** per year until the NBC Closing, and on and after the date of such NBC Closing means an amount equal to an annualized rate on the Advance Amounts outstanding of *** per year, and (II) the "Animation Additional Amount" means an amount equal to an annualized rate on the Animation Advance Amount outstanding from time to time of *** until the NBC Closing, and on and after the date of such NBC Closing means an amount equal to an annualized rate on the Animation Advance Amount of *** per year. Without limitation of its other rights and remedies hereunder, Universal shall be entitled to set off and apply an amount equal to any DW Adjustment if not paid when due and/or any accrued but unpaid Additional Amounts or Animation Additional Amounts not paid when due against, and recoup such DW Adjustment amount, Additional Amounts or Animation Additional Amounts from, any amounts owed to DW in accordance with the Agreement; provided, however, that any DW Adjustment or Additional Amounts may be recouped only against Aggregate Receipts for Pictures other than Animated Pictures, and that any DW Animation Adjustment or Animation Additional Amounts may be recouped only against Aggregate Receipts for Animated Pictures.

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            b.    Not later than sixty (60) days after (i) December 31 of each calendar year which ends on or after December 31, 2006 and during the Term of Exhibit A or Exhibit B, and (ii) the end of the Term of Exhibit A or Exhibit B (if such Term ends after December 31, 2006 other than on the last day of a year), the cumulative Aggregate Fees paid to Universal since January 1, 2006 through the end of such calendar year or end of the Term of Exhibit A or Exhibit B, as applicable, shall be calculated. Each such calculation shall be an "Interest Credit Calculation" and the period covered by such Interest Credit Calculation is the "Interest Credit Calculation Period."

                  (i) If at the time of any Interest Credit Calculation, the cumulative Aggregate Fees for the relevant Interest Credit Calculation Period are in excess of the product of *** times the number of calendar years in such Interest Credit Calculation Period (including any partial year in the case of a termination other than at the end of a calendar year) (such amount for the relevant Interest Credit Calculation Period, the "Interest Threshold Amount"), the amount in excess of the Interest Threshold Amount (less any amount of such excess previously credited pursuant to this Paragraph VIII.7.b. and not previously repaid) shall be credited on a dollar for dollar basis against Additional Amounts and Animation Additional Amounts (collectively, "AAA Amounts") paid or payable during the applicable Interest Credit Calculation Period (the amount of any such credit determined as a result of the foregoing is the "Interest Credit"). Notwithstanding the foregoing, the maximum aggregate amount of all Interest Credits which can be earned under this Paragraph VIII.7.b. shall not exceed the Interest Credit Cap. The "Interest Credit Cap" is a dollar amount equal to *** per annum of the Advances outstanding from time to time during the relevant Interest Credit Calculation Period.

                  (ii) If at the time of any Interest Credit Calculation any Interest Credits are outstanding (i.e., have previously been made and not reversed), and the cumulative Interest Credit determined for such Interest Credit Calculation Period is less than the cumulative Interest Credit determined for the immediately preceding Interest Credit Calculation Period (or, no Interest Credit is available under the most recent Interest Credit Calculation), DW shall be entitled to retain only that amount of outstanding Interest Credits, if any, also available under the most recent Interest Credit Calculation and shall repay to Universal (in addition to any other AAA Amounts due and payable at such time) an amount equal to the difference between the Interest Credit (if any) calculated for the most recent Interest Credit Calculation Period and the Interest Credit previously credited for the immediately preceding Interest Credit Calculation Period.

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By way of illustration of this Paragraph VIII.7.b.:

            - If as shown in Interest Credit Calculation for the Interest Credit Calculation Period ended December 31, 2006, Universal has received *** in Aggregate Fees for such Interest Credit Calculation Period, DW would be entitled to a *** Interest Credit against the 2006 AAA Amount. This would either be credited against any 2006 AAA Amount payable to Universal or if all such AAA Amounts have already been paid, Universal would repay *** to DW. (Since the *** Interest Credit would not exceed the Interest Credit Cap, the entire *** is available.)

            - If as shown in the Interest Credit Calculation for the Interest Credit Calculation Period ended December 31, 2007, Universal has received the *** in cumulative Aggregate Fees for such Interest Credit Calculation Period, the *** Interest Credit previously received for the Interest Credit Calculation Period ended December 31, 2006 would be reversed and DW would pay Universal *** corresponding to such reversal, in addition to all AAA Amounts due in 2007.

            - If as shown in the Interest Credit Calculation for the Interest Credit Calculation Period ended December 31, 2008, Universal has received *** in cumulative Aggregate Fees for such Interest Credit Calculation Period, DW would be entitled to a *** Interest Credit against AAA Amounts paid or payable by DW for 2008 and against previous years' AAA Amounts to the extent necessary, but subject in all cases to the Interest Credit Cap.

            8. Repayment of Advance Amount, Animation Advance Amount, Additional Amounts, Animation Additional Amounts. The Advance Amount, the Animation Advance Amount, plus all accrued and unpaid AAA Amounts shall become immediately due and payable upon the date (the "Due Date") which is the earliest to occur of (x) the first Termination Date, (y) December 31, 2010 and (z) the 90th day after a Payment Default (if such Payment Default has not been cured by such date). Following the Due Date, Universal shall have no further obligations to DW in respect of this Paragraph VIII. provided if the Due Date arises as a result of the preceding clause (z) and the Payment Default is subsequently cured in full, Universal's obligations to make Advances to DW under this Paragraph VIII. shall be reinstated. Upon (a) notification by either DW or Universal to the other Party of such Party's intention to terminate either Exhibit A or Exhibit B in accordance with its respective terms, (b) the expiration or termination of any Agreement Module in accordance with its terms prior to the stated expiration date of December 31, 2010, or (c) the Due Date, then Universal shall be entitled to set off and apply the Advance Amount, Animation Advance Amount, plus any accrued but unpaid Additional Amounts or Animation Additional Amounts against, and recoup the Advance Amount, Animation Advance Amount, Additional Amounts and Animation Additional Amounts from, any amounts owed to DW in accordance with the Agreement, provided that in no instance shall Universal be entitled (i) to recoup Advance Amounts or Additional Amounts from Aggregate Receipts for Animated Pictures included in the Animated Pipeline Estimate, or (ii) to recoup Animated Advance Amounts or Animation Additional Amounts from Aggregate Receipts

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omitted portions.

for Pictures included in the Pipeline Estimate. Any remaining Advance Amount, Animation Advance Amount, Additional Amounts, and Animation Additional Amounts after giving effect to such application shall, upon Universal's election (in its sole discretion), convert into shares representing Preferred at a price of *** per share. Any such amounts that Universal does not elect to convert to equity pursuant to the foregoing sentence shall continue to be due and payable and shall continue to accrue Additional Amounts or Animation Additional Amounts, as applicable.

            Notwithstanding the foregoing, if both Exhibit A and Exhibit B expire at their stated expiration date of December 31, 2010 (and only in such case)(the "Special Repayment Case"), *** of the Advance outstanding on such date and *** of the Animation Advance outstanding on such date shall be due and payable June 30, 2011 together with all Additional Amounts and Animation Additional Amounts accrued with respect thereto, and the remaining Advance and the remaining Animation Advance shall be payable December 31, 2011, together with all Additional Amounts and Animation Additional Amounts accrued with respect thereto. In the Special Repayment Case, Universal shall be entitled to set off the Advance, Animation Advance, Additional Amount and Animation Additional Amounts against, or recoup such amounts from the amounts owed to DW under this Agreement only against amounts received by Universal after December 31, 2010 and to the extent such amounts are recouped through the set off, shall reduce DW's payment obligations under the preceding sentence. (Notwithstanding the foregoing, in no instance shall Universal be entitled (i) to recoup Advance Amounts or Additional Amounts from Aggregate Receipts for Animated Pictures included in the Animated Pipeline Estimate, or (ii) to recoup Animated Advance Amounts or Animation Additional Amounts from Aggregate Receipts for Pictures included in the Pipeline Estimate.) Unless and until the Advance, Animation Advance, Additional Amounts and Animation Additional Amounts are recouped or repaid in full, Universal shall retain all distribution and fulfillment rights it holds as of December 31, 2010 to Pictures then in release (theatrically or as Videograms) or revenues for which have been in either the Pipeline Estimate or the Animation Pipeline Estimate prior to December 31, 2010. In the Special Repayment Case, DW shall have the right but not the requirement after December 31, 2010, to prepay all or any portion of the Advance Amount, Animation Advance Amount, Additional Amounts and Animation Additional Amounts and on the payment in full of all such amounts (whether by prepayment, set off, or payment) all of Universal's distribution and fulfillment rights under Exhibit A and Exhibit B shall terminate.

            IX.   MEDIA BUYS

            Until the later of (x) completion of all distribution by Distributor pursuant to Exhibit A and (y) completion of all Fulfillment Services by FSP pursuant to Exhibit B (the "Post-Term Period"), Universal shall cooperate with, and consult with DW on such Media purchases as DW may require from time-to-time, with the intent that to the extent not inconsistent with Universal's agreements (and without detriment to Universal (e.g., Universal is not required to make limited Media space available to DW which Universal intends to utilize for its own purposes)), Universal will attempt to permit DW to utilize Universal's Media rates (net of all discounts, rebates and adjustments) for such Media to the extent such rates are better than DW's rates. Universal shall have no obligation under this Paragraph IX. to provide services to

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

DW, including in connection with identifying such potential opportunities or making any Media buys, or to bear any costs in connection therewith. If DW has the opportunity to utilize Universal's Media rates, DW shall bear all costs in connection therewith. Media includes: all television (e.g. network, cable, syndication and spot); radio (e.g., network and spot); print such as newspaper advertisements, cable guides, magazines, periodicals, circulars, college print, military print; outdoor such as billboards, bus shelters, bus sides, phone kiosks, premiere squares; trade publications; internet and new media as they evolve.

            X.    FILM LIBRARY; TRANSFER OF PICTURES, DW REORGANIZATION

            a. Film Library Assets. It is the general understanding of the Parties that until all of the Agreement Modules have been terminated in accordance with their respective terms, DW will notify Universal in advance of entering into substantive negotiations concerning a transaction in which a third party would acquire all or a substantial portion of DW's film library (or a controlling equity interest therein); provided, however, that the foregoing shall not apply to any proposed transaction involving the acquisition of *** or more of the equity interests in DW or significant assets of DW in addition to its film library assets.

            b. Transfer of Pictures; DW Reorganization. Notwithstanding anything to the contrary in this Agreement, but subject to the last sentence of this subsection X.b., if revenues from theatrical distribution of, or from Videogram distribution of, a Picture have been included in either the Pipeline Advance or the Animation Pipeline Advance, Universal's rights under Exhibit A and Exhibit B to distribute such Pictures and to provide fulfillment services for any Videograms for such Pictures shall survive any transfer of any rights in such Picture to any Person (including any Affiliate). For purposes of clarity, DW may transfer a Picture, or any rights therein, provided any such transfer shall not abrogate, impair or adversely affect, the rights to distribute or provide fulfillment services which Universal holds under this Agreement. If a Picture or any rights to receive revenues from a Picture under this Agreement are transferred, the transferee shall expressly acknowledge in writing Universal's rights to distribute and provide fulfillment services in accordance with this Agreement (a "Subject Picture Transfer"). DW shall notify Universal of each Subject Picture Transfer not later than 30 days after consummation of such Subject Picture Transfer, and deliver therewith the transferee's written acknowledgement referenced in the prior sentence. Universal shall continue to be entitled to deal solely with, and rely on DW's instructions and directions in respect of any Pictures or Videograms covered by a Subject Picture Transfer. In the event that DW reorganizes or restructures in a way which includes the transfer of portions of its film business to another entity which is an Affiliate of DW, such entity (and its pictures and videograms) shall be subject to Exhibit A and Exhibit B, respectively, to the same extent as such pictures and videograms would have been had

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

                  DW had rights to such pictures and videograms and the transferee acknowledges in writing Universal's rights to distribute in accordance with this Agreement (an "Affiliate Picture Transfer"). DW shall notify Universal of each Affiliate Picture Transfer not later than 30 days after consummation of such Affiliate Picture Transfer, and deliver therewith the transferee's written acknowledgement referenced in the prior sentence. Universal acknowledges that the provisions of this subsection X.b. do not restrict DW's rights to exclude either the Japan or the "German Territory" in accordance with this Agreement, or DW's right to self-distribute or to otherwise transfer, assign or license rights in and to any Picture where and to the extent UIP declines to distribute such Picture, or to exercise other express rights set forth in this Agreement pursuant to which DW may distribute Pictures or provide fulfillment services itself.

            XI.   ADDITIONAL SERVICES

            During the Term and the Post-Term Period, DW and Universal will work together to reduce overhead of both companies through the provision of common services as may be mutually agreed from time to time, provided that neither party shall be under any obligation to agree to any agreement related to or designed to reduce overhead, and the terms of any agreement which the parties do enter into related to the reduction of overhead shall be within each party's sole discretion and control.

            XII.  MISCELLANEOUS PROVISIONS

            1. Conflicting Provisions: In the event of a conflict between anything contained in this Master Agreement and any provisions contained elsewhere in the Agreement, this Master Agreement shall control.

            2. Further Acts and Documents: The Parties each will perform such other and further acts and execute, acknowledge and deliver such other and further documents to evidence their respective rights and obligations under the Agreement as may reasonably be necessary or appropriate to carry out the intent hereof. Such documents shall be provided, or such acts taken, promptly upon the receipt of written notice thereof given in accordance with the provisions of Paragraph XII.20 below, unless the Party of whom such request is made submits, within ten (10) business days (or, if specified in such written notice, such shorter period as exigencies require) following receipt of such notice, a written statement of its reason(s) for failing to comply therewith. In that event, the Parties shall resolve such dispute in the same manner as any other dispute which may arise under the Agreement. In the event no timely objection is made or such objection is resolved, and the required Party fails to promptly provide such documents or perform such acts, the requesting Party irrevocably shall be appointed as the required Party's attorney-in-fact for such purpose. It is acknowledged said appointment power is coupled with an interest.

            3.    Termination.

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

            a. Exhibits C and/or D, as applicable, may be terminated by the Terminating Party without prejudice to any other rights or remedies available to it, under any of the following circumstances:

                  (i) Upon the occurrence of a material breach by the other Party ("Breaching Party") of any portion of Exhibit C and/or D, as applicable (i.e., a breach of Exhibit C only shall not itself entitle the Terminating Party to terminate Exhibit D, and vice versa), provided that, as to a non-recurring breach which is capable of being cured, the Terminating Party shall have first given written notice within a reasonably prompt period after discovery of the alleged breach specifying in reasonable detail the alleged breach and the action(s) necessary to cure and the Breaching Party shall have failed to so cure the alleged material breach within 30 days (or such shorter period as may be reasonably required) of receipt of said notice; or

                  (ii) If the other Party makes an assignment for the benefit of creditors, files or has filed against it a petition for bankruptcy (which proceeding is not dismissed, bonded or discharged within 60 days of filing), becomes insolvent or is adjudged bankrupt; or

                  (iii) If the other Party restructures (other than an internal corporate reorganization, merger or consolidation, or with the prior written consent of the non-restructuring Party in its absolute sole discretion) in a manner that has or may have a significant impact on either Party's performance under the Agreement or dissolves. Any dispute as to whether a restructuring has or may have a significant impact on either Party's performance under the Agreement shall be subject to dispute resolution under Paragraph XII.13 below.

            b.    [Purposely left blank]

            c. Any claimed right of termination of Exhibit(s) A, B, C and/or D shall be subject to dispute resolution under Paragraph
                  XII.13 below. In the event of a termination of the Agreement, or any Agreement Module(s) or portion thereof, DW shall retain ownership of and all rights of every nature in and to its "Pictures" and "Videograms" (as those capitalized terms are defined and set forth in Exhibits A and B), provided that the rights of the Parties with respect to any motion pictures or television project subject to Exhibit C (whether in development, production, distribution or otherwise) shall continue and remain unchanged except to the extent otherwise specifically provided therein. The following rights and obligations shall survive termination of the Agreement, in addition to any rights or obligations which any Agreement Module provides will survive termination of the

                  Agreement or of such Agreement Module: (i) all representations, warranties and indemnities; (ii) all reporting and record keeping obligations; (iii) all of Universal's rights to receive accountings and payments; (iv) all of Universal's rights under Paragraphs VIII. and X. hereof; and (v) any provision respecting the confidentiality of information.

            d. Upon the occurrence of a Limitation Event (as defined in the LLC Agreement), DW shall provide prompt written notice of such Limitation Event to Universal. Universal shall have the option, exercisable by written notice to DW within ninety (90) calendar days following receipt of such notice of Limitation Event from DW, to terminate the Master Agreement and/or Exhibit A and/or Exhibit B and/or Exhibit D, and, if such notice is provided, the Company shall redeem the Preferred in full, in cash, together with all accrued and unpaid cash and non-cash distributions thereon, in accordance with and on the date required under Section 8.01(a) of the LLC Agreement. Notwithstanding any provision of the Agreement to the contrary, neither Exhibit A nor Exhibit B shall terminate on a Limitation Event, whether after Universal's option is exercised or otherwise, unless and until the Advance, Animation Advance, AAA Amounts have been repaid and the Preferred shall have been redeemed in full, in cash, in accordance with Section 8.01(a)(iv) of the LLC Agreement and all accrued and unpaid cash and non-cash distributions thereon have been paid.

            e. DW shall have the right to terminate Exhibit A and Exhibit B by providing written notice (a "Termination Notice") to Universal no later than thirty (30) calendar days following a Company Change of Control (as defined below), and Exhibits A and B shall thereupon terminate on the date upon which the Advance, Animation Advance, and AAA Amounts have been paid and the Preferred shall have been redeemed in accordance with
                  Section 8.01(a)(iv) of the LLC Agreement and all accrued and unpaid cash and non-cash distributions paid in full. If DW has not provided a Termination Notice to Universal within thirty
                  (30) calendar days of a Company Change of Control, Universal shall have the right to terminate the Agreement by providing a Termination Notice to DW within fifteen (15) calendar days of the later of (i) the expiration of such thirty (30) day period, and (ii) the date on which the General Counsel of Universal shall have actual knowledge of such Company Change of Control, and this Agreement shall thereupon terminate on the later of (x) 180 calendar days following the date of the receipt of the Termination Notice by DW and (y) the date upon which the Preferred shall have been redeemed in accordance with Section 8.01(a)(iv) of the LLC Agreement and all accrued and unpaid cash and non-cash distributions paid in full. In the event either Party provides a Termination Notice hereunder, the Company shall (i) repay the Advances, the Additional Amounts, and the Animation Additional Amounts on or before the termination of Exhibits A and B, (ii) pay the

                  Special Termination Fee, if applicable, and (iii) redeem the Preferred in full, in cash, together with all accrued and unpaid cash and non-cash distributions thereon, on the date required under Section 8.01(a) of the LLC Agreement. DW shall provide written notice to Universal of the termination date of the Agreement pursuant to the preceding sentence no later than twenty (20) calendar days following the receipt of the Termination Notice.

                  A "Company Change of Control" for purposes of this Agreement means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, of equity interests in DW representing more than 50% of either the aggregate ordinary voting power or of the aggregate equity value represented by the issued and outstanding equity interests in DW, whether pursuant to merger, consolidation, issuances by DW of equity securities or otherwise by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than any of the Principals (as defined in the LLC Agreement) or their Affiliates, if (in each case described in this clause (i)) as a result of such acquisition or after such acquisition the Principals no longer exercise actual control over the management of DW, or (ii) the sale of all or substantially all of the property, business or assets of DW or of its motion picture studio division to any Person (excluding internal reorganizations and transactions effected to reconstitute DW as a corporation), so long as any such successor assumes the obligations of DW under the LLC Agreement in respect of the Preferred.

            f. DW shall not have the right to terminate either Exhibit A or Exhibit B as the result of any offering of securities by DW or by any subsidiary of DW, or on any restructuring of DW or of any subsidiary of DW. Notwithstanding the foregoing, if DW or a subsidiary of DW consummates a registered public offering of securities and thereafter the entity (DW or such subsidiary) holding all or substantially all of the DW assets related to the "live action" motion picture business sells such assets, DW may elect, on not less than 180 days' notice, to have Exhibit A and Exhibit B be inapplicable to such "live action" Pictures included in such sale (but not any Animated Pictures) effective on the date of consummation of the sale provided that not later than such sale consummation date DW repays the Advance, all Additional Amounts and the Preferred in full, in cash, together with all accrued and unpaid cash and non-cash distributions thereon (and, in the case of the Preferred, in accordance with Section 8.01(a)(iv) of the LLC Agreement).

            4. Warranties and Representations: Each Party warrants and represents that:

            a. It is an entity duly authorized to do business, and in good standing, in the state of California and in the state in which it is organized.

            b. It has the power and authority to enter into the Agreement and to perform in accordance with the terms thereof.

            c. The Agreement and the execution thereof have been duly authorized, and when executed and delivered the Agreement will be a legally valid and binding obligation of each Party, enforceable against each Party in accordance with its terms.

            d. The execution, delivery and performance of the Agreement will not violate any agreement, instrument or undertaking to which such Party is a party or by which such Party or any of its property is bound, except to the extent such violation could not reasonably be expected to have a material adverse effect on such Party.

            5. Indemnity. In addition to, and without limiting, each Party's indemnities under the Agreement Modules: (a) each Party ("Indemnitor") shall, at its own cost and expense, indemnify, defend and hold harmless the other Party, its Affiliates, employees, agents, managers, directors and shareholders (collectively, "Indemnitee"), from and against all cost, loss (exclusive of profits), liability, or expense (including reasonable outside attorneys' fees) arising in connection with Indemnitor's breach of any of the representations, warranties and agreements contained in the Agreement, or Indemnitor's violation or alleged violation of any third party's rights and/or Indemnitor's violation or alleged violation of law; (b) each Indemnitor shall, at its own cost and expense, indemnify, defend and hold harmless each Indemnitee from and against all cost, loss (exclusive of profits), liability, or expense (including reasonable outside attorneys' fees) arising out of or in connection with any claim by any third party that is in contractual privity with Indemnitor or with a party engaged by Indemnitor, including co-ventures and Subdistributors as defined in the Agreement Modules (collectively, a "Third Party"), if such claim arises out of or in connection with the Agreement (provided that the indemnity in this Paragraph XII.5 shall not apply to the extent that: (i) such claim is the result of Indemnitee's breach or alleged breach of its contractual obligations, if any, to such Third Party which is not caused by any breach or wrongful act by Indemnitor; and/or (ii) the Indemnitee under this clause (b) is an Indemnitor under clause (a) with respect to the same claim); and (c) Universal shall, at its own cost and expense, indemnify, defend and hold harmless DW, its Affiliates, employees, agents, managers, directors and shareholders from and against all cost, loss, liability, or expense (including reasonable outside attorneys' fees) resulting from any injury or loss suffered by any third party on or in any facility owned by Universal, excluding the "Premises" (as defined in Exhibit C) but including any "Theme Park" (as defined in Exhibit D) or arising directly or indirectly out of any the development, construction or use of any Permanent Attraction, Live Event, Restaurant, Walk Around, Themed Area, or other use of any DW Element (as those terms are defined in Exhibit D) in or in connection with any Theme Park. (Nothing in the immediately preceding sentence shall be deemed to amend or affect the parties' respective obligations under Paragraphs 8.h. and 8.i. of Exhibit C.) Indemnitee will give Indemnitor prompt written notice of any such claim or proceeding by a third party. If Indemnitor does not notify Indemnitee within a reasonable period after Indemnitor's receipt of notice of such claim or proceeding that Indemnitor is assuming the defense of Indemnitee, then until such defense is assumed by Indemnitor and except as set forth below, Indemnitee shall have the right to defend, contest, settle or compromise such claim by a third party in the exercise of its reasonable judgment and all costs and expenses of such defense, contest, settlement or compromise (including reasonable outside attorneys' fees and expenses) shall be reimbursed to Indemnitee by Indemnitor. Upon assumption of the defense of any such claim or proceeding, Indemnitor shall, at its own cost and expense, select legal counsel, conduct and control the defense and/or settlement of any suit or action which is covered by Indemnitor's indemnity. Indemnitee shall render all cooperation and assistance reasonably requested by the Indemnitor, and Indemnitor shall keep Indemnitee fully apprised of the status of any claim or proceeding. Notwithstanding the foregoing, Indemnitee may, at its election and sole expense, be represented in such action by separate counsel, and, if Indemnitee thereby waives Indemnitor's indemnity hereunder, Indemnitee may, at its election and sole expense, assume the defense of any such action. Unless Indemnitee waives the indemnity hereunder, in no event shall Indemnitee settle any claim or proceeding covered by this indemnity or stipulate to, admit or acknowledge any liability or wrongdoing (whether in contract, tort or otherwise) of any issue which may be covered by this indemnity, in each case without the consent of the Indemnitor.

            6. Publicity. Except as may be required by law or NASD or stock exchange rules, no press release concerning the Agreement (including its creation or termination) or any of its terms or conditions, or containing any other trade secret or confidential information of the other Party, or concerning any dispute or claim arising under the Agreement, shall be issued by either Party without the express written consent of the other Party obtained in advance and in each instance.

            7. Assignment. Subject to any further provisions permitting or restricting assignment of all or any portion of an Agreement Module that are expressly set forth in the pertinent Agreement Module:

            a. Universal (and/or its Affiliates which are a party to, or are obligated to perform under, any Agreement Module) shall not assign the Agreement, or any of its rights or interests thereunder, except: (a) to an Affiliate of Universal, including in connection with an internal corporate reorganization, a merger or consolidation, in each case so long as such assignment does not relieve the assigning party of its obligations under this Agreement; or (b) upon the prior written consent of DW in its absolute sole discretion.

            b. DW shall not assign the Agreement, or any of its rights or interests thereunder, except: (a) to an Affiliate of DW, including in connection with an internal corporate reorganization, a merger or consolidation, in each case so long as such assignment does not relieve the assigning party of its obligations under this Agreement; or (b) upon the prior written consent of Universal in its absolute sole discretion. Notwithstanding the foregoing, DW may not assign to any Person its right to receive the Advance, the Animation Advance or any Universal Adjustment or Universal Animation Adjustment amounts.

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

            c. Any attempted assignment in contravention of the foregoing shall be deemed a material breach of the Agreement. In the event of a permitted assignment by either Party, the assigning Party shall nonetheless remain primarily liable hereunder.

            d. Notwithstanding the foregoing, either Party may have any Affiliate perform its obligations under the Agreement, subject to the terms and conditions of the Agreement; provided that each Party shall remain responsible for the performance of its obligations under the Agreement and its Affiliates' performance.

            8. IPO Related Capital Structure Changes. If DW or a subsidiary of DW which is more than 50% owned by, and is controlled by DW (a "DW Subsidiary") gives notice to Universal that it intends to file a registration statement under the Securities Act of 1933, as amended, for the purpose of registering shares of stock of DW or of such DW Subsidiary, as applicable, for the first time for sale to the public (an "IPO"), Universal agrees that it will in good faith discuss changes to the structure of the Preferred and to the Advance and/or Animation Advance to consummate such IPO provided in no event shall Universal (i) be required to agree to any changes other than those changes which are reasonably necessary for consummation of such IPO, or (ii) be required to compromise its rights or obligations under this Agreement, the LLC Agreement or with respect to the Preferred in connection with such IPO. Whatever agreement the parties reach as to changes, if any, shall be effective only upon consummation of the IPO of DW or such DW Subsidiary.

            9. Financial Information. DW shall provide to the outside auditors of Universal all the information required to be provided to the holder of the Preferred under Article 3 of the LLC Agreement (subject to such auditors entering into appropriate confidentiality agreements) until both Exhibits A and B have terminated, regardless of whether the Preferred is outstanding. All information provided by DW under this Paragraph XII.9 shall be subject to Paragraph XII.17 hereof so long as it is Confidential Information as defined therein, and may not be disclosed by such outside auditors except to persons entitled to receive such information under Section 3.07 of the LLC Agreement.

            10. Active Involvement. DW covenants and agrees that for so long as any portion of the Animation Advance is outstanding, Jeffrey Katzenberg will be actively involved in the management of DW's animated motion picture business. For purposes of clarity, Mr. Katzenberg is not required to be actively involved if he is incapacitated, and this Paragraph XII.10 shall be of no further force or effect on Mr. Katzenberg's death.

            11. No Partnership or Third Party Benefit. The Agreement does not constitute the Parties as partners, joint venturers, or as each other's agents or representatives (except as may be therein otherwise expressly provided). The Agreement is not for the benefit of any third party and shall not give any right or remedy to any such third party whether or not referred to therein.

            12. Integration/Formalities. This Agreement, Amendment No. 2, the LLC Agreement and the Subscription Agreement contain the entire agreement and understanding between the Parties relating to the subject matter hereof and supersedes, cancels and replaces any

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

prior understanding, writing or agreement between the Parties relating to such subject matter (including, without limitation, the Film Term Sheet dated as of October 31, 2003). The Agreement may not be amended, modified or altered except by an instrument in writing duly executed by both Parties. The Parties acknowledge that each was represented by counsel in the negotiation and execution of the Agreement. No provision therein shall be construed against either Party by virtue of the activity of that Party, through its counsel or otherwise, in negotiating and drafting the Agreement.

            13. Dispute Resolution. Any controversy or dispute between the Parties arising out of the Agreement or the LLC Agreement or relating in any way to the rights and obligations of the Parties thereunder, including any controversy or dispute between the Parties concerning the distribution and other exploitation of DW's motion pictures, videograms, recordings, or other intellectual property thereunder, any matter requiring mutual agreement between the Parties, and accounting and payment obligations shall be resolved by submitting such controversy or dispute to a "Judge" (as defined below), whose decision shall be final and binding and enforceable in a court of competent jurisdiction. The Parties will abide by the following procedures:

            a. Before proceedings are initiated hereunder, the CEO or COO or any of the Presidents of DW (as designated by DW) and the CEO or COO of Universal shall meet in good faith to attempt to resolve the dispute.

            b. If the dispute is not so resolved, the Parties shall meet within three (3) business days and shall agree upon a Judge to whom the dispute will be submitted. "Judge" shall mean a retired federal court justice or judge, or a retired justice or judge of the California Supreme Court, Court of Appeals or Superior Court, who is available to render dispute resolution services in the County of Los Angeles. In the event that the Parties cannot, within such three (3) business day period, agree upon a Judge, either Party may apply to the Superior Court for the State of California, County of Los Angeles, for the appointment of a Judge, and upon such appointment, such Party shall also be awarded its costs and attorneys' fees in connection with the application; in the event both Parties jointly or separately apply, no costs and fees will be awarded.

            c. Within fourteen (14) business days of the selection/appointment of a Judge, the Parties shall submit a Joint Statement setting forth: (i) a Joint Statement of Facts;
                  (ii) a summary of each Party's claim or defense, including factual and legal contentions; and (iii) a joint discovery plan. Within ten (10) business days of service of the Joint Statement, the Parties (through their counsel) and the Judge shall convene in person or by telephone, and at such meeting the Judge shall order a discovery schedule and set a hearing date. It is the intent of the Parties hereunder to resolve disputes as expeditiously as possible, and it is the Parties' goal that a hearing be held and a decision be rendered within three (3) months, except in complex cases, in which event a hearing shall be held and a decision rendered within six (6) months. In the event a Party seeks preliminary injunctive relief, the Judge shall hold an expedited hearing on a schedule to be determined by the Judge.

            d. The Parties' rights of discovery shall be governed by the California Rules of Civil Procedure.

            e. Except as specifically provided herein, the Judge shall have the same powers as those of a judge of the United States District Court for the Central District of California, and shall render a decision as would a judge of such Court. Without limitation, such authority includes the power: (i) to enter and serve a written award within ten (10) business days after the hearing is concluded and final briefs (if permitted) submitted, and in this regard shall have specific power to order injunctive relief (preliminary and permanent) and to award compensatory (but not punitive) damages, all enforceable by a court of competent jurisdiction; and (ii) to award costs and reasonable attorneys' fees to the prevailing party.

            f. The Parties reserve their rights to confirm, correct or vacate the award pursuant to California Code of Civil Procedure
                  Section 1285, et seq., subject always to the limitations set forth in subparagraph e. above. If an award is so confirmed, the prevailing Party shall recover its costs and reasonable attorneys' fees in connection with such confirmation. A party shall have the right to appeal the ruling of the Judge to a panel of three retired judges. A party shall have five business days after its receipt of the Judge's ruling to serve notice of its exercise of this right to appeal. The parties shall use the same procedure for selection of the Judge in Paragraph XII.13.b. to select the panel of three judges for the appeal (the "Panel"). The Panel shall use the same standard of review of the Judge's ruling as if it were a California Court of Appeal reviewing a trial judge's ruling. The opening brief of the appealing party shall be due within 20 days of the selection of the Panel, the opposing brief within 20 days of receipt of the opening brief, and the reply brief will be due within 10 days of the appealing party's receipt of the opposing brief. The Panel will hold oral argument within 20 days of the filing of the final brief, and issue a written opinion, stating its reasons for its decision, 20 days thereafter.

            g. In the event the dispute or controversy involves the rights and obligations of one or more third parties, the Parties shall attempt in good faith to have them join in the proceeding, submit to the jurisdiction of the Judge, and agree to be bound by the Judge's award. In the event, however, that there is no such joinder, the Judge shall have authority to resolve the dispute or controversy as between the Parties without the participation of any third party.

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

            h. Each party shall bear half the costs of the Judge (and any staff for the proceedings (such as a court reporter), unless the Judge in his or her discretion awards some or all of such costs to the prevailing Party.

            14. Severability of Provisions. If any provision in the Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force or effect while such infirmity shall exist, but such infirmity shall have no effect whatsoever upon the binding force or effectiveness of any of the other provisions thereof.

            15. Waiver. No delay or failure to exercise any right hereunder shall constitute a waiver of such right except in those instances where the Agreement provides for specific notice and a period of time thereafter within which to exercise a right, in which case failure to exercise such right within the specified time period shall constitute a waiver thereof.

            16. Governing Law. The Agreement shall be construed and enforced in accordance with the laws of the state of California, applicable to contracts entered into and to be fully performed in said state by residents thereof. For purposes of enforcing, confirming or vacating an award under Paragraph XII.13 above, or in the event the provisions of such Paragraph XII.13 shall be held invalid or unenforceable, only the California courts (state and federal) shall have jurisdiction over controversies regarding or arising under the Agreement, and if there is any matter which might be subject either to state or federal jurisdiction, the Parties agree that the matter shall be submitted to federal jurisdiction. The Parties specifically agree that the Superior Court of the State of California, County of Los Angeles and the United States District Court for the Central District of California shall have personal jurisdiction over them, and each of them, notwithstanding the fact that they may be citizens of other states or countries. In this regard the Parties agree that Los Angeles County is a convenient forum.

            17. Confidentiality. Except as may be required by law or NASD or stock exchange rules, each Party shall keep confidential all terms and conditions contained herein. Universal and DW acknowledge that they will, during the Term have access to, and acquire knowledge from, materials, data and other information which is not accessible or known to the general public ("Confidential Information"). Except as required by law or NASD or stock exchange rules, or as may be required for the preparation of tax returns or other government or legally required documents, or as reasonably necessary to employees, agents, lawyers, accountants, auditors, bankers, consultants, representatives or investors of Universal or DW or their Affiliates for a bona fide business purpose (who shall be similarly bound by these confidentiality provisions), neither the Confidential Information nor any knowledge acquired by Universal or DW, as the case may be, from such Confidential Information or otherwise through its engagement hereunder shall be used, publicized or divulged by the other to any other Person without the prior written consent of the other Party obtained in advance and in each instance. Nothing herein shall prevent either Party, or any employees, agents, lawyers, accountants, auditors, bankers, consultants, representatives or investors of such Party or its Affiliates (the "Receiving Party") from using, disclosing, or authorizing the disclosure of any information it receives in the course of performance of the Agreement which:

            a. was known to the Receiving Party prior to its disclosure by the other Party;

            b. is or becomes publicly available without default hereunder by the Receiving Party;

            c. is lawfully acquired by the Receiving Party from a source which is not an agent or representative of the Receiving Party and is not under any obligation to the other Party regarding disclosure of such information;

            d. is independently developed by the Receiving Party without use of any of the other Party's confidential information; or

            e. is disclosed by the other Party hereto to unaffiliated third parties without confidential undertakings.

Notwithstanding anything herein to the contrary, any party to the Agreement (and any employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to the Agreement and (ii) this provision shall not permit disclosure to the extent that nondisclosure is reasonably necessary in order to comply with applicable securities laws.

            18. Notice of Representatives. DW will give Universal reasonable notice of DW's appropriate contact person(s). Universal will give DW reasonable notice of Universal's appropriate contact person(s).

            19. Paragraph Headings. Paragraph headings and titles are solely for convenience of reference and are not a part of the Agreement, nor are they intended to aid or govern the interpretation of the Agreement.

            20. Notices. All notices hereunder shall be served by private delivery service, and shall be deemed given on the date delivered to the following addresses (or such other addresses as either Party may hereafter designate in writing):

                  DW:         1000 Flower Street
                              Glendale, California 91201
                              Attention: General Counsel

                  Universal:  100 Universal City Plaza
                              Universal City, CA 91608

                              Attention: Executive Vice President and General Counsel

                  After the NBC Closing, with a copy to:

                              NBC Universal

                              Attn: General Counsel
                              30 Rockefeller Plaza
                              New York, NY 10112
                              Fax: (212) 664-4733

            Counterparts. The Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by One counterpart.

            IN WITNESS WHEREOF, the Parties have caused this Master Agreement to be duly executed as of the date first written above.

                                DREAMWORKS L.L.C.

                                By        /s/ KRIS LESLIE
                                          -------------------------------

                                Its       Authorized Signatory

                                UNIVERSAL STUDIOS, INC.

                                By        _______________________________

                                Its       _______________________________

                                VIVENDI UNIVERSAL
                                ENTERTAINMENT LLP, AS ASSIGNEE

                                By        _______________________________

                                Its       _______________________________

            Counterparts. The Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart.

            IN WITNESS WHEREOF, the Parties have caused this Master Agreement to be duly executed as of the date first written above.

                                DREAMWORKS L.L.C.

                                By        _______________________________

                                Its       _______________________________

                                UNIVERSAL STUDIOS, INC.

                                By        /s/ ___________________________

                                Its       _______________________________

                                VIVENDI UNIVERSAL
                                ENTERTAINMENT LLP, AS ASSIGNEE

                                By        /s/ ___________________________

                                Its       _______________________________